================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           PLUG POWER INC. ("PARENT"),

                    MONMOUTH ACQUISITION CORP. ("MERGERCO"),

                                       AND

                          H POWER CORP. (THE "COMPANY")











                          Dated as of November 11, 2002






================================================================================

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----

ARTICLE I  THE MERGER.............................................................................................2
         1.1.     The Merger......................................................................................2
         1.2.     Effective Time..................................................................................2
         1.3.     Closing.........................................................................................2
         1.4.     Tax Consequences................................................................................2
         1.5.     Taking of Necessary Action; Further Action......................................................3

ARTICLE II  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION...................................................3
         2.1.     Directors of the Surviving Corporation and the Company Subsidiaries.............................3
         2.2.     Officers of the Surviving Corporation...........................................................3

ARTICLE III  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS............................4
         3.1.     Effect on Capital Stock.........................................................................4
         3.2.     Company Stock Options and Related Matters.......................................................9

ARTICLE IV  PAYMENT OF SHARES....................................................................................10
         4.1.     Payment for Shares of Company Common Stock.....................................................10

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................13
         5.1.     Existence; Good Standing; Authority; Compliance With Law.......................................13
         5.2.     Authorization, Validity and Effect of Agreements...............................................14
         5.3.     Capitalization.................................................................................15
         5.4.     Subsidiaries...................................................................................16
         5.5.     Other Interests................................................................................17
         5.6.     No Violation; Governmental Consents............................................................17
         5.7.     Commission Documents...........................................................................18
         5.8.     Litigation.....................................................................................18
         5.9.     Absence of Certain Changes.....................................................................19
         5.10.    No Undisclosed Liabilities.....................................................................19
         5.11.    Taxes..........................................................................................20
         5.12.    Properties.....................................................................................22
         5.13.    Intellectual Property..........................................................................23
         5.14.    Environmental Matters..........................................................................26
         5.15.    Employee Benefit Plans.........................................................................28
         5.16.    Labor Relations and Employment Matters.........................................................30
         5.17.    No Brokers.....................................................................................32
         5.18.    Opinion of Financial Advisor...................................................................33
         5.19.    Vote Required..................................................................................33
         5.20.    Takeover Laws..................................................................................33
         5.21.    Material Contracts.............................................................................33
         5.22.    Collectibility of Accounts Receivable..........................................................35



                                      (i)

                                                                                                               Page
                                                                                                               ----
         5.23.    Accounting Policies............................................................................35
         5.24.    Customers, Distributors and Suppliers..........................................................36
         5.25.    Product Liability..............................................................................36
         5.26.    Certain Business Practices; Transactions in Securities.........................................37
         5.27.    Insurance......................................................................................37
         5.28.    Reorganization.................................................................................38
         5.29.    Ownership of Parent Common Stock; Affiliates and Associates....................................38
         5.30.    No Contracts with Affiliates...................................................................38
         5.31.    Disclosure.....................................................................................38
         5.32.    Board Approval.................................................................................38
         5.33.    Registration Statement; Proxy Statement........................................................38

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO................................................39
         6.1.     Existence; Good Standing; Authority; Compliance with Law.......................................39
         6.2.     Authorization, Validity and Effect of Agreements...............................................41
         6.3.     Capitalization.................................................................................41
         6.4.     Subsidiaries...................................................................................42
         6.5.     Other Interests................................................................................43
         6.6.     No Violation; Governmental Consents............................................................43
         6.7.     Commission Documents...........................................................................44
         6.8.     Litigation.....................................................................................44
         6.9.     Absence of Certain Changes.....................................................................44
         6.10.    No Undisclosed Liabilities.....................................................................45
         6.11.    Taxes..........................................................................................45
         6.12.    Intellectual Property..........................................................................45
         6.13.    Environmental Matters..........................................................................47
         6.14.    Material Contracts.............................................................................48
         6.15.    Labor Relations and Employee Matters...........................................................49
         6.16.    No Brokers.....................................................................................49
         6.17.    Ownership of Company Common Stock; Affiliates and Associates...................................50
         6.18.    Board Approval.................................................................................50
         6.19.    Opinion of Financial Advisor...................................................................50
         6.20.    Registration Statement; Proxy Statement........................................................50
         6.21.    Disclosure.....................................................................................51

ARTICLE VII  COVENANTS...........................................................................................51
         7.1.     No Solicitations...............................................................................51
         7.2.     Conduct of Business by the Company.............................................................53
         7.3.     Meetings of Stockholders.......................................................................56
         7.4.     Proxy Statement; Registration Statement; Filing Cooperation....................................57
         7.5.     Nasdaq Listing Application.....................................................................59
         7.6.     Additional Agreements; Regulatory Filings......................................................59
         7.7.     Affiliates.....................................................................................60



                                      (ii)

                                                                                                               Page
                                                                                                               ----
         7.8.     Fees and Expenses..............................................................................61
         7.9.     Officers' and Directors' Indemnification.......................................................61
         7.10.    Access to Information; Confidentiality.........................................................62
         7.11.    Financial and Other Statements.................................................................62
         7.12.    Advise of Change...............................................................................63
         7.13.    Public Announcements...........................................................................63
         7.14.    Employee Benefit Arrangements..................................................................63
         7.15.    Delisting......................................................................................63
         7.16.    Further Assurances.............................................................................63
         7.17.    Third Party Consents...........................................................................64
         7.18.    Director.......................................................................................64
         7.19.    WARN Act Notices...............................................................................64
         7.20.    Canadian Investment Tax Credit.................................................................64
         7.21.    Additional Liabilities, Purchases, Asset Acquisitions and Dispositions.........................64
         7.22.    Transfer Act Compliance........................................................................64
         7.23.    Preliminary Net Cash Statement.................................................................65
         7.24.    Chief Restructuring Officer....................................................................65
         7.25.    Parachute Agreements...........................................................................65

ARTICLE VIII  CONDITIONS TO THE MERGER...........................................................................65
         8.1.     Conditions to the Obligations of Each Party to Effect the Merger...............................65
         8.2.     Conditions to Obligations of the Company.......................................................66
         8.3.     Conditions to Obligations of Parent............................................................67

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER....................................................................68
         9.1.     Termination....................................................................................68
         9.2.     Effect of Termination..........................................................................70
         9.3.     Amendment......................................................................................72
         9.4.     Extension; Waiver..............................................................................72

ARTICLE X  GENERAL PROVISIONS....................................................................................72
         10.1.    Notices .......................................................................................72
         10.2.    Interpretation.................................................................................73
         10.3.    Non-Survival of Representations and Warranties.................................................73
         10.4.    Miscellaneous..................................................................................74
         10.5.    Assignment.....................................................................................74
         10.6.    Severability...................................................................................74
         10.7.    Choice of Law/Consent to Jurisdiction..........................................................74
         10.8.    Rules of Construction..........................................................................75
         10.9.    Defined Terms..................................................................................75



                                     (iii)

EXHIBITS

Exhibit A - Form of Voting Agreement
Exhibit B - Form of Affiliate Letter
Exhibit C - Form of Sofinov Voting Agreement

COMPANY DISCLOSURE SCHEDULE

Section 3.1(D)         Severance
Section 3.1(E)         Company Bonus Arrangements
Section 3.2            Stock Options
Section 5.1(d)         Organizational Documents
Section 5.3            Capitalization
Section 5.4            Subsidiaries
Section 5.5            Other Interests
Section 5.6            No Violation; Governmental Consents
Section 5.8            Litigation
Section 5.9            Absence of Certain Changes
Section 5.10(a)        Undisclosed Liabilities
Section 5.10(b)        Products Under Warranty
Section 5.11(b)        Taxes
Section 5.11(c)        Taxes
Section 5.11(d)        Taxes
Section 5.11(e)        Taxes
Section 5.11(f)        Taxes
Section 5.11(g)        Taxes
Section 5.11(i)        Taxes
Section 5.12(a)        Real Property
Section 5.12(b)        Encumbrances
Section 5.13(a)        Intellectual Property
Section 5.13(b)        Intellectual Property
Section 5.13(c)        Intellectual Property
Section 5.13(d)(iv)    Products
Section 5.14(c)        Environmental Laws
Section 5.14(f)        Hazardous Materials
Section 5.14(g)        Environmental Laws
Section 5.15(a)        Employee Programs
Section 5.15(c)        Employee Programs
Section 5.15(f)        Employee Programs
Section 5.16           Labor Relations and Employment Matters
Section 5.21(a)        Material Contracts
Section 5.21(b)        Third Party Consents
Section 5.21(c)        Employment Agreements



                                      (iv)

Section 5.21(d)        Liabilities to ECO and EFC
Section 5.22           Accounts Receivable
Section 5.23(a)        Accounting Policies
Section 5.23(b)        Management Letters
Section 5.24(a)        Customers, Distributors and Suppliers
Section 5.24(b)        Customers, Distributors and Suppliers
Section 5.25           Product Liability
Section 5.26(b)        Cash Investment Policy
Section 5.27           Insurance
Section 5.30           Contracts with Affiliates
Section 7.2            Conduct of Business
Section 7.2(iv)        Conduct of Business
Section 7.7            Affiliates
Section 7.25           Parachute Agreements

PARENT DISCLOSURE SCHEDULE

Section 6.1(d)         Organizational Documents
Section 6.3            Capitalization
Section 6.4            Subsidiaries
Section 6.5            Other Interests
Section 6.6            No Violation; Government Consents
Section 6.7            Commission Documents
Section 6.8            Litigation
Section 6.9            Absence of Certain Changes
Section 6.10           Undisclosed Liabilities
Section 6.12(a)        Intellectual Property
Section 6.12(b)        Intellectual Property
Section 6.12(c)        Intellectual Property
Section 6.12(d)        Intellectual Property
Section 6.13(b)        Environmental Laws
Section 6.13(e)        Hazardous Materials
Section 6.14(a)        Material Contracts
Section 6.14(b)        Third Party Consents
Section 6.15           Labor Relations and Employee Matters
Section 6.17           Ownership of Company Common Stock; Affiliates and
                         Associates



                                      (v)

                       AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of November 11, 2002, by and among PLUG POWER INC., a Delaware corporation ("Parent"), MONMOUTH ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("MergerCo"), and H POWER CORP., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of Parent, MergerCo and the Company have approved the merger of MergerCo with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") and, upon the terms and subject to the conditions set forth in this Agreement, holders of shares of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.2) will be entitled, subject to the terms and conditions hereof, to the right to receive shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") (plus cash in lieu of fractional shares);

         WHEREAS, the Board of Directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth herein, (a) determined that (i) the Exchange Ratio in the Merger is fair to the stockholders of the Company, and (ii) the Merger is in the best interests of the Company and its stockholders, and (b) resolved to approve and adopt this Agreement and the transactions contemplated or required by this Agreement, including the Merger (collectively, the "Transactions"), and to recommend approval and adoption by the stockholders of the Company of this Agreement and the Transactions;

         WHEREAS, the Board of Directors of Parent has, in light of and subject to the terms and conditions set forth herein, (a) determined that (i) the Exchange Ratio in the Merger is fair from a financial point of view to Parent and (ii) the Merger is in the best interests of Parent and its stockholders and
(b) resolved to approve and adopt this Agreement and the Transactions;

         WHEREAS, as a condition to the willingness of Parent and MergerCo to enter into this Agreement, certain stockholders of the Company (the "Voting Agreement Stockholders") have entered into a Voting Agreement (the "Voting Agreement"), dated as of the date hereof, with Parent and MergerCo, substantially in the form attached hereto as Exhibit A, pursuant to which each Voting Agreement Stockholder has agreed, among other things, to vote such Voting Agreement Stockholder's shares of Company Common Stock in favor of the approval of the Transactions, upon the terms and subject to the conditions set forth in the Voting Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code; and

         WHEREAS, Parent, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER


     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and MergerCo shall consummate the Merger pursuant to which (a) MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), shall continue to be governed by the laws of the State of Delaware and the DGCL, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in Section 259 of the DGCL. The Certificate of Incorporation of MergerCo (the "MergerCo Certificate"), as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law. The Bylaws of MergerCo (the "MergerCo Bylaws"), as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

    1.2. Effective Time. Subject to the provisions of this Agreement, as soon as practicable after all of the conditions set forth in Article VIII shall have been satisfied or, if permissible, waived, the parties will file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as MergerCo and the Company agree and specify in the Certificate of Merger (the time the Merger becomes effective being herein referred to as the "Effective Time").

    1.3. Closing. The closing of the Merger (the "Closing") shall take place at such time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or, if permissible, waiver of all of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, unless another date or place is agreed to by the parties hereto.

    1.4. Tax Consequences. It is intended that the Merger will constitute a reorganization within the meanings of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and that this Agreement constitutes a "plan of reorganization" for purposes of Sections 354 and 361 of the Code. Parent, MergerCo and the Company will be a party, within the meaning of Section 368(b) of the Code, to such reorganization. Each of Parent, MergerCo and the Company will treat the

Merger as such reorganization and report consistently therewith for federal, state, local and foreign income tax purposes.

    1.5. Taking of Necessary Action; Further Action. Each of Parent, MergerCo and the Company shall use its reasonable best efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the DGCL as promptly as practicable following the requisite approval by the stockholders of the Company. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of both the Company and MergerCo, the officers of such corporations are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.


                                   ARTICLE II

                             DIRECTORS AND OFFICERS
                          OF THE SURVIVING CORPORATION

     2.1. Directors of the Surviving Corporation and the Company Subsidiaries. The directors of MergerCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The Company will cause each director of any Company Subsidiary to resign as of the Effective Time, unless otherwise directed by Parent. Such resignation will include the termination of (a) any indemnification agreement between the Company and/or any Company Subsidiary and such director and (b) any registration rights with respect to any Company Common Stock held by such director. Simultaneously with the receipt of each resignation, Parent shall provide such director with a letter confirming Parent's acknowledgement that the recipient is a third party beneficiary, in accordance with Section 10.4 of this Agreement, of the indemnification provisions of section 7.9 of this Agreement.

    2.2. Officers of the Surviving Corporation. The officers of MergerCo immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The Company will cause each officer of each Company Subsidiary to resign as of the Effective Time, unless otherwise directed by Parent. Such resignation will include the termination of (a) any indemnification agreement between the Company and/or any Company Subsidiary and such officer and (b) any registration rights with respect to Company Common Stock held by such officer. Simultaneously with the receipt of each resignation, Parent shall provide such officer with a letter confirming Parent's acknowledgement that the recipient is a third party beneficiary, in accordance with Section 10.4 of this Agreement, of the indemnification provisions of section 7.9 of this Agreement.

                                   ARTICLE III

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

     3.1. Effect on Capital Stock.. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of MergerCo:

            (a) Each issued and outstanding share of Company Common Stock owned by Parent, MergerCo or any other direct or indirect Subsidiary (as defined in Section 10.2 hereof) of Parent (each, a "Parent Subsidiary" and collectively, the "Parent Subsidiaries") or by the Company or any other direct or indirect Subsidiary of the Company (each, a "Company Subsidiary" and collectively, the "Company Subsidiaries"), including, without limitation, shares of Company Common Stock in the treasury of the Company immediately prior to the Effective Time, shall be canceled and retired and cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto.

            (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than those shares referred to in
Section 3.1(a), shall be canceled and shall be converted automatically into and represent the right to receive that number (the "Exchange Ratio") of shares of fully paid and non-assessable shares of Parent Common Stock equal to the quotient obtained by dividing (i) (A) the Transaction Value Price (as defined in Section 3.1(c)(ii) below) divided by (B) the Average Parent Common Stock Price by (ii) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the "Merger Consideration") plus cash in lieu of fractional shares of Parent Common Stock, if any, pursuant to Section 4.1(e). The Exchange Ratio shall be subject to adjustment as provided in Section 3.1(c) and Section 9.1(e) below.

            (c)  The Exchange Ratio shall be adjusted as follows:

                 (i)    If the Average Parent Common Stock Price is:

                        (A) less than or equal to $6.47 and greater than or equal to $5.29, then the Exchange Ratio shall equal the Exchange Ratio that would be determined pursuant to Section 3.1(b) using the Average Parent Common Stock Price;

                        (B) greater than $6.47, then the Exchange Ratio shall equal the Exchange Ratio that would be determined pursuant to
                  Section 3.1(b) assuming the Average Parent Common Stock Price is $6.47;

                        (C) less than $5.29, then the Exchange Ratio shall equal the Exchange Ratio that would be determined pursuant to
                  Section 3.1(b) assuming the Average Parent Common Stock Price is $5.29

     The "Average Parent Common Stock Price" shall mean the Daily Volume Weighted Average Price of Parent Common Stock for the Random Trading Days. "Random Trading Days" means the ten (10) trading days selected by lot out of the twenty (20) trading days ending on and including the second trading day preceding the Effective Time. The Random Trading Days shall be selected by lot by designated representatives of Parent and the Company at 5:00 p.m. Boston time on the second trading day preceding the Effective Time. "Daily Volume Weighted Average Price" shall mean the daily volume weighted average price based on trading between 9:30 a.m. and 4:00 p.m. Eastern Time as reported by Bloomberg Financial L.P. For purposes of this Agreement, if after the date of this Agreement and on or prior to the Closing Date the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares or any dividend within such period, or any similar event shall occur, the Exchange Ratio shall be adjusted accordingly to provide to the shareholders of the Company the same economic effect as contemplated by this Agreement absent such reclassification, recapitalization, stock split, reverse stock split, combinations, exchange, dividend or similar event.

                 (ii) The "Transaction Value Price" shall initially be $50,675,000; provided, that the Transaction Value Price shall be adjusted as follows if the Net Cash, as of the Effective Time, is:

                        (A) less than $36,675,000, in which case the Transaction
                  Value Price shall be adjusted to equal (x) $50,675,000 minus
                  (y) the difference between (I) $36,675,000 and (II) the Net Cash;

                        (B) equal to $36,675,000, then there shall be no
                  adjustment to the Transaction Value Price;

                        (C) greater than $36,675,000, in which case the
                  Transaction Value Price shall be adjusted to equal (x) $50,675,000 plus (y) the difference between (I) the Net Cash and (II) $36,675,000; and

     "Net Cash" is defined as, as of the Effective Time, with respect to the Company and the Company Subsidiaries,

                 (i) the sum of:

                        (A) cash, cash equivalents and short term investments;
                  plus

                        (B) 15% of the amount by which the aggregate value of
                  inventories exceeds $2,174,000 (subject to a maximum addition to Net Cash of $30,000); plus

                        (C) $500,000, but only in the event Parent has received
                  written confirmation of payment to ECO or EFC of $500,000 with respect to the sustainable fuel cell community payment required under Section 3(a) of the ECO Termination Agreement; plus

                        (D) the aggregate amounts, if any, of severance paid by
                  the Company from the date hereof through the Effective Time to any Employee listed on Section 3.1(D) of the Company Disclosure Schedule in connection with the termination of an Employee, up to a maximum amount with respect to any individual Employee of the amount set forth on Section 3.1(D) of the Company Disclosure Schedule next to the name of such Employee; plus less

                (ii) the sum of:

                        (A) current liabilities (including, without limitation,
                  warranty reserves), excluding the amount of any current liability to the extent such amount is otherwise included in the Net Cash Statement pursuant to clauses (B) through (M) of Section (ii) of this definition of Net Cash ; plus

                        (B) amounts payable to ECO and EFC including, without
                  limitation, under the ECO Termination Agreement, other than
                  (i) the sustainable fuel cell community payment of $500,000 and (ii) the $3,715,000 payment upon closing of the Merger; plus

                        (C) Intentionally Omitted; plus

                        (D) the aggregate amount of any and all Liabilities of
                  the Company and the Company Subsidiaries that are not a Company Signing Liability, including without limitation, fees payable to the Company's legal, financial and accounting advisors and other fees incurred in connection with the Transactions (assuming consummation of the Transactions); but excluding (1) payment obligations to Millenium Capital (for amounts less than or equal to $180,000), pursuant to the Consulting Agreement dated as of March 15, 2000 between the Company and Millenium Capital Resources, LLC, without giving effect to any default thereunder by the Company, (2) any and all severence obligations as listed in Section 3.1(D) of the Company Disclosure Schedules and (3) lease obligations for periods after the Closing for existing facilities as listed on
                  Section 5.12(a) of the Company Disclosure Schedules, without giving effect to any default under the applicable leases by the Company; plus

                        (E) to the extent not accrued on the Net Cash Statement,
                  any amounts which may be payable by the Company or Parent under the Stay Bonus Agreements and under those certain Company bonus arrangements with management set forth on
                  Section 3.1(E) of the Company Disclosure Schedule; plus

                        (F) the amounts, if any, that accounts receivable
                  (including unbilled receivables and tax credit receivable), net of allowance for doubtful accounts, are less than $533,229 on the Net Cash Statement (up to a maximum amount of $293,000); provided, that, for purposes of this Section
                  (ii)(D) of the definition of Net Cash, any and all accounts receivable with respect to Peugeot Citroen Automobiles S.A ("Peugeot") shall be excluded from such calculations; plus

                        (G) $360,000, unless at or prior to the delivery of the
                  Net Cash Statement Parent has received correspondence from an authorized individual at Peugeot stating that the existing Peugeot account receivable in the amount of approximately $360,000 is valid and not in dispute, and that Peugeot fully intends to pay the entire amount thereof; plus

                        (H) the amounts, if any, that the prepaid and other
                  current assets, are less than $1,191,359 (up to a maximum amount of $449,000); plus

                        (I) to the extent that the Company's service,
                  maintenance and warranty obligations relating to the four fuel cell installations at the locations described in Section 3(c) of the ECO Termination Agreement have not been terminated in full at or prior to the delivery of the Net Cash Statement by the Company, $35,000 for each unit for which such obligations have not been terminated; plus

                        (J) 15% of the amount by which the aggregate value of
                  inventories is less than $2,174,000; plus

                        (K) any amounts which may be paid by the Company or
                  Parent for the directors' and officers' "tail policy" in accordance with Section 7.9 of this Agreement, to the extent such amounts have either not (i) been paid by the Effective Time or (ii) resulted in an equivalent reduction in the total amount of cash and cash equivalents in this definition of Net Cash; plus

                        (L) the amounts of Liabilities existing as of the date
                  of this Agreement that also exist as of the date of delivery of the Net Cash Statement attributable to binding obligations or commitments of the Company and its Subsidiaries to purchase materials, components (including sub-systems) and replacement parts; plus

                        (M) $180,284, unless at or prior to the delivery of the
                  Net Cash Statement correspondence from an authorized person at the National Institute of Standards and Technology has been delivered to Parent stating that the Company and its Subsidiaries have no payment obligations to the National Institute of Standards and Technology, including any obligation with respect to the refund request referred to in
                  Section 5.10(a) of the Company Disclosure Schedule.


     Notwithstanding anything to the contrary contained herein, none of the items in Sections (ii)(A-M) of the definition of Net Cash shall be deemed to be a Company Signing Liability.

     To facilitate the determination of the Net Cash, at least ten (10) Business Days prior to the date of the meeting of Parent's stockholders contemplated in
Section 7.3, the Company shall deliver to Parent and MergerCo a statement prepared by the Company with consultation of its outside advisors, as necessary (hereinafter the "Net Cash Statement"), which shall be prepared in accordance with GAAP applied consistently with the past practices of the Company (except for "Liabilities," which includes non-GAAP liabilities pursuant to Section 5.10 herein and except to the extent that items in the definition of Net Cash contemplate the inclusion of non-GAAP items) and which (i) shall explain in reasonable detail the calculation of the anticipated Net Cash as of the Effective Time and (ii) shall include, as attachments thereto, reasonable supporting documentation, including invoices or other correspondence from the Company's legal, financial and accounting advisors in support of any and all amounts payable to such advisors, including, without limitation, all amounts payable in connection with the Transactions.

     The Company shall provide Parent (and Parent's advisors) the reasonable access to all personnel of the Company and Parent and Parent's accountants shall have the right to review all books, accounting records and other materials of the Company and its auditors that such party deems reasonably relevant for purposes of reviewing the Net Cash Statement and to make copies of relevant portions thereof. In the event that Parent disagrees with the Net Cash amount on the Net Cash Statement, Parent shall deliver to the Company, within two (2) Business Days after delivery by the Company of the Net Cash Statement, a written notice (the "Objection Notice") specifying the basis for its disagreement (together with any authority or documentation supporting its position) and its determination of the Net Cash. In the event that no Objection Notice is timely received by the Company, the Net Cash Statement and the Net Cash reflected therein shall be final, conclusive and binding on all parties hereto.

     In the event that an Objection Notice is timely delivered to the Company and the parties are able to resolve through mutual agreement the disagreement, the parties shall prepare a Net Cash Statement reflecting such resolution which shall be (and the Net Cash reflected therein shall be), final, conclusive and binding on all parties hereto. In the event that an Objection Notice is timely delivered to the Company and the parties are unable to resolve through mutual agreement the disagreement specified in the Objection Notice within two (2) Business Days after receipt by the Company thereof, the disagreement shall be submitted to an independent public accounting firm mutually agreeable to both of Parent and the Company (the "Net Cash

Accountant"). The parties shall provide reasonable access to the Net Cash Accountant to obtain the necessary information in considering the respective positions of the Company and Parent. The Net Cash Accountant shall have the right to review all records relevant to the previous determinations of the Net Cash Statement and the Net Cash. The Net Cash Accountant shall render its determinations on the disagreement submitted to it within four (4) Business Days of submission of the disagreement by the Company and Parent. The Net Cash Accountant's determination of the Net Cash Statement and the Net Cash (with such adjustments, if any, as reflect such determination) shall be final, conclusive and binding upon all parties hereto. Fees and expenses for the Net Cash Accountant shall be paid by the Company if the Net Cash Accountant determines that Net Cash is less than as indicated on the Net Cash Statement initially delivered by the Company to Parent by more than $50,000, and by Parent in all other instances.

             (d) Each share of common stock, par value $0.01 per share, of MergerCo (the "MergerCo Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

             (e) All shares of Company Common Stock, when converted as provided in Section 3.1(b), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing such shares shall thereafter represent only the right to receive the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock in accordance with Sections 3.1(b) and 4.1(e) and any distribution or dividend as provided under Section 4.1(c), in each case without interest. After the Effective Time, the holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of such certificates in accordance with the provisions of Article III hereof, shall only represent the right to receive for their shares of Company Common Stock, the relevant portion of the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock in accordance with Sections 3.1(b) and 4.1(e) and any distribution or dividend as provided under 4.1(c), in each case without interest.

     3.2.   Company Stock Options and Related Matters.

            (a) At the Effective Time, each option to purchase shares of Company Common Stock (collectively, the "Company Options") granted under the Company's June 6, 1989 Stock Option Plan, 2000 Stock Option Plan and the stock option awards listed on Section 3.2 of the Company Disclosure Schedule (collectively, the "Company Stock Option Plans") which is then outstanding immediately prior to the Effective Time and which has not been exercised or canceled prior thereto, whether or not then vested and exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock, and Parent shall assume each Company Option, in accordance with the terms of the applicable Company Stock Option Plan and stock option or other agreement by which it is evidenced, including, without limitation, exercisable on the same terms as were applicable under the Company Stock Options, except that from and after the Effective Time, (i) Parent and its Board of Directors shall be substituted for the Company and the committee of the Board of Directors of the Company (including, if applicable, the entire Board of Directors of the Company) administering such Company Stock Option Plan, (ii) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. Parent and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 3.2.

            (b) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options. As soon as practicable after the Effective Time, Parent shall file, or ensure that there has been filed, a Registration Statement on Form S-8 (or any successor forms), with respect to the shares of Parent Common Stock subject to such Company Stock Options and which are eligible for registration on Form S-8 (or any successor form), and shall maintain the effectiveness of such registration statement and the current status of the prospectus or prospectuses contained therein, for so long as such Company Stock Options remain outstanding.


                                   ARTICLE IV

                                PAYMENT OF SHARES

     4.1.   Payment for Shares of Company Common Stock.

            (a) At or prior to the Effective Time, Parent shall deposit, or otherwise take all steps necessary to cause to be deposited, with such bank or trust company designated by Parent (the "Exchange Agent") (i) certificates representing the shares of Parent Common Stock, and (ii) the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") to be issued pursuant to
Section 3.1 and paid pursuant to this Article IV in exchange for all of the outstanding shares of Company Common Stock.

            (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates previously evidencing shares of Company Common Stock outstanding other than the Company, Parent, MergerCo, any Company

Subsidiary or any Parent Subsidiary (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of such certificates previously evidencing shares of Company Common Stock in exchange for the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock in accordance with Sections 3.1(b), 4.1(a) and 4.1(e). Upon surrender of a certificate previously evidencing shares of Company Common Stock to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Parent Common Stock to which such holder shall be entitled (as adjusted for any stock splits, reverse stock splits, stock dividends or the like with respect to the shares of Parent Common Stock with a record date after the Effective Time), plus (y) the amount of cash in lieu of fractional shares, if any, plus the amount of any dividends, or distributions, if any, pursuant to paragraph (c) below, in all cases after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares or on the dividend or distribution, if any, payable to holders of certificates previously evidencing shares of Company Common Stock pursuant to this Section 4.1. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of whole shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares of Parent Common Stock plus, to the extent applicable, the amount of any dividend or distribution, if any, payable pursuant to paragraph (c) below, in all cases after giving effect to any required withholding tax may be issued to a transferee if the certificate representing shares of such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, including signature medallion guarantee, and to evidence that any applicable stock transfer taxes have been paid.

            (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a certificate until such certificate is surrendered for exchange as provided herein; provided, however, that subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and a payment date prior to surrender theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

            (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of any of the shares of Company Common Stock. If, after the

Effective Time, certificates previously evidencing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration in accordance with Section 3.1(b) and cash in lieu of fractional shares, if any, in accordance with this Section 4.1 (plus dividends and distributions to the extent set forth in Section 4.1(c), if any).

            (e) No fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates previously evidencing shares of Company Common Stock, and such fractional share interest shall not entitle its owner to vote, to receive dividends, or to any other rights as a stockholder of Parent. In lieu of the issuance of any fractional share of Parent Common Stock pursuant to Section 3.1(b), each holder of Company Common Stock upon surrender of a certificate previously evidencing shares of Company Common Stock for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Average Parent Common Stock Price by (ii) the fraction of a share of Parent Common Stock which such holder would otherwise be entitled to receive under this Section 4.1.

            (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof, which shall accrue solely for the account of Parent, and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company one (1) year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of their Merger Consideration and cash in lieu of fractional shares, (plus dividends and distributions to the extent set forth in Section 4.1(c), if any), as determined pursuant to this Agreement, without any interest thereon. Notwithstanding any of the foregoing, none of Parent, MergerCo, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In the event any certificate previously evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed in form acceptable to Parent and its transfer agent and registrar and, if reasonably required by the by-laws of the Surviving Corporation and/or Parent's transfer agent and registrar, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate or in such amount as the transfer agent and registrar of Parent Common Stock reasonably requires, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration and cash in lieu of fractional shares (plus, to the extent applicable, dividends and distributions payable pursuant to Section 4.1(c)), as determined pursuant to this Agreement, in each case without interest.

            (g) Taking of Necessary Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and MergerCo, the officers and directors of the Company and MergerCo will take all such lawful and necessary action.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedules delivered at the execution hereof to Parent and MergerCo and certified by a duly authorized officer of the Company, which shall refer to the relevant Sections of this Agreement (the "Company Disclosure Schedule"), as of the date hereof and as of the Closing Date the Company represents and warrants to Parent and MergerCo as follows:

     5.1.   Existence; Good Standing; Authority; Compliance With Law.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or other power and authority to own, operate, lease and encumber its properties and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business as a foreign corporation and, to the extent applicable, is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such license or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). For purposes of this Agreement, a "Company Material Adverse Effect" means any change, effect, event, violation, occurrence, inaccuracy, condition or development that is or is reasonably likely to be materially adverse to (i) the business, operations, assets (including intangible assets), liabilities, results of operations, or condition (financial or otherwise) of the Company and each Company Subsidiary, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement.

            (b) Each of the Company Subsidiaries is a corporation, partnership or limited liability company (or similar entity or association in the case of those Company Subsidiaries organized and existing other than under the laws of a state of the United States) duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate or other power and authority to own, operate, lease and encumber its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such license or qualification, except for jurisdictions in which such failure to be so licensed or qualified or to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (c) Neither the Company nor any of the Company Subsidiaries is in conflict with, or in default or violation of, (i) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, bylaw, judgment, decree, order, arbitration, concession, grant, governmental rule or regulation to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of the Company Subsidiaries is a party or by which Company or any Company Subsidiary or any of their respective properties or assets is subject, bound or affected where such violations, conflicts or defaults, alone or together with all other violations, conflicts or defaults could reasonably be expected to have a Company Material Adverse Effect or cause the Company to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any Company Subsidiaries, any acquisition of material property by the Company or any Company Subsidiary or the conduct of any business by the Company or any Company Subsidiary. The Company and the Company Subsidiaries have obtained all licenses, permits, approvals, variances, exemptions, orders and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as currently conducted, except where the failure to obtain any such license, permit, approval or authorization or to take any such action, alone or together with all other failures, could not reasonably be expected to have a Company Material Adverse Effect. All licenses, permits, approvals, variances, exemptions, orders and other authorizations required under such laws and regulations or which are material to the operation of the business of the Company and the Company Subsidiaries taken as a whole (collectively the "Company Permits") are in full force and effect. No violations are or have been recorded in respect of any such Company Permits; to the knowledge of the Company, no event has occurred that would allow revocation or termination or that would result in the impairment of the Company's or any Company Subsidiary's rights with respect to any such Company Permits; and no proceeding is pending or, to the knowledge of the Company, threatened to revoke, limit or enforce any such Company Permits.

            (d) True, complete and accurate copies of the Certificate of Incorporation of the Company (the "Company Certificate") and the Bylaws of the Company (the "Company Bylaws") and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each of the Company Subsidiaries have been delivered to Parent prior to the date of this Agreement, and no amendments thereto are pending. Such charter documents, bylaws, organizational documents and agreements are listed in
Section 5.1(d) of the Company Disclosure Schedule and are in full force and effect. The Company is not in violation of any provisions of the Company Certificate or the Company Bylaws, and no Company Subsidiary is in violation of any of the provisions of its equivalent organizational documents.

     5.2. Authorization, Validity and Effect of Agreements. The Company has the requisite power and authority to enter into and consummate the Transactions and to execute and deliver this Agreement. The Company Board has approved this Agreement and the Transactions and has resolved to recommend that the holders of Company Common Stock adopt and approve this Agreement at the stockholders' meeting of the Company to be held in accordance with the provisions of Section 7.3. Subject only to the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, the execution and delivery by the Company of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and MergerCo, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5.3. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, par value $0.001 per share. As of the date of this Agreement, (a) 10,776,548 shares of Company Common Stock were issued and outstanding, (b) 1,250,000 shares of Company Common Stock were authorized and reserved for issuance pursuant to the Company Stock Option Plans, subject to adjustment on the terms set forth in the Company Stock Option Plans,
(c) 916,689 Options were outstanding under the Company Stock Option Plans, (d) no Company Options were outstanding other than under the Company Stock Option Plans and 916,689 shares of Company Common Stock were authorized and reserved for issuance upon the exercise of such Company Options, subject to adjustment on the terms set forth in the relevant option agreements, and (e) no shares of Company Common Stock were held in the treasury of the Company. As of the date of this Agreement, the Company had no shares of Company Common Stock reserved for issuance or outstanding other than as described above. All issued and outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued pursuant to the exercise of outstanding Company Options will be, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. All issued and outstanding shares of capital stock of the Company were, and all shares of capital stock of the Company which may be issued pursuant to the exercise of outstanding Company Options will be, issued in compliance with and in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended, (the "Securities Act") and the rules and regulations promulgated thereunder (the "Securities Laws") and applicable state securities and "Blue Sky" laws. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Section 5.3 of the Company Disclosure Schedule sets forth a complete and accurate list of the Company Options, including the name and address of the person to whom each Company Option has been granted, the date such Company Option was granted the number of shares subject to each Company Option, the per share exercise price for each Company Option, the vesting schedule for each Company Option, the date on which such Company Stock Option expires and the Company Stock Option Plan, if applicable, under which each Company Option has been issued. Except as set forth in Section 5.3 of the Company Disclosure Schedule, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or equity equivalents of the Company. Except as set forth in Section 5.3 of the Company Disclosure Schedule, the vesting schedule of all Company Options shall not be changed or affected by the execution of this Agreement or the consummation of the Transactions, including acceleration of such Company Options. The Company has previously made available to Parent true, complete and accurate copies of all option agreements with respect to the Company Options (and has previously provided Parent with true, complete and accurate copies of all option agreements set forth on Schedule 3.2 of the Company Disclosure Schedule). Except as set forth in Section 5.3 of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third-party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in Section 5.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary. Except as set forth in Section 5.3 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act. Except as set forth on Schedule 5.3 of the Company Disclosure Schedule, there are no registration rights and there is, except for the Voting Agreements, no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company or any Company Subsidiary is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any Company Subsidiaries. Stockholders of the Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

     5.4. Subsidiaries. Section 5.4 of the Company Disclosure Schedule contains a complete and accurate list of all of the Company Subsidiaries. Except as set forth in Section 5.4 of the Company Disclosure Schedule, the Company owns directly or indirectly all of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries. Each of the outstanding shares of capital stock of each of the Company Subsidiaries having corporate form is duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. Except as set forth in Section 5.4 of the Company Disclosure Schedule, each of the outstanding shares of capital stock or other equity interest of each of the Company Subsidiaries is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims, infringements, interferences, options, rights of first refusals, preemption rights, restrictions of any nature (including any restriction on the voting of any security, any restrictions on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any security ) or other encumbrances. Except as set forth in Section 5.4 of the Company Disclosure Schedule, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate any Company Subsidiary to issue, transfer or sell any shares of its capital stock or other equity interests. The following information for each Company Subsidiary as of the date of this Agreement is set forth in Section 5.4 of the Company Disclosure Schedule: (a) its name and jurisdiction of incorporation or organization; (b) its authorized capital stock, share capital or other equity interest; and (c) the name of each stockholder or equity interest holder and the number of issued and outstanding shares of capital stock, share capital or other equity interest held by each such holder.

     5.5. Other Interests. Except as set forth in Section 5.5 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other entity (other than investments in short-term investment securities). Except as set forth in Section 5.5 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to acquire any shares of capital stock, partnership interests or other securities of any such entity in which it owns an interest or holds an investment. To the knowledge of the Company, there is no dispute among the equity holders of any entity in which the Company and the Company Subsidiaries own less than all of the equity interests therein.

     5.6.   No Violation; Governmental Consents. Except as set forth in Section
5.6 of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions, or the compliance by the Company with any of the provisions hereof, will conflict with or result in a breach of any provision of the Company Certificate or the Company Bylaws or any equivalent organizational documents of any Company Subsidiary. Except as set forth in Section 5.6 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the Transactions, and the compliance by the Company with the provisions hereof, will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (a) any note, bond, mortgage, indenture or deed of trust to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their properties or assets is bound, (b) any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their properties or assets is bound, or (c) any order, writ, judgment, injunction, decree, law (including common law), statute, rule or regulation applicable to the Company or any Company Subsidiary or any of their properties or assets (or by which any such properties or assets are bound or affected), except as otherwise could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than the filings provided for in Section 1.2 or required pursuant to the Exchange Act or applicable state securities and "Blue Sky" laws, and based upon the accuracy of Parent's representations and warranties contained in Section 6.19 hereof, the execution and delivery of this Agreement by the Company does not, and the performance of and compliance with this Agreement by the Company and consummation of the Transactions does not, require any authorization, consent or approval of, permit from, or declaration, filing, notification or registration with, any court, administrating agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except where the failure to obtain any such authorization, consent or approval of, permit from, or declaration, filing, notification or registration with, any Governmental Entity could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or otherwise prevent the parties hereto from performing their obligations under the Agreement.

     5.7. Commission Documents. The Company has filed all required forms, reports, exhibits, schedules, statements and other documents with the Commission since the date the Company became subject to the reporting requirements of the Exchange Act (as such documents may have been amended since the time of filing, collectively, the "Company SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Securities Laws. As of their respective dates, the Company SEC Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and
(b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, changes in stockholders' equity (deficit) and comprehensive net loss, and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents the results of operations, changes in stockholders' equity (deficit) and comprehensive net loss, or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act. As of October 31, 2002, the Company and the Company Subsidiaries had cash, cash equivalents and short term investments in the aggregate amount of $47,541,879 as determined on a consolidated basis and in accordance with GAAP. No Company Subsidiary is required to file any form, report or document with the Commission.

     5.8. Litigation. Except as set forth in Section 5.8 of the Company Disclosure Schedule, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Company or any Company Subsidiary is a party or by which any of its properties or assets are bound or to which any of its directors, officers, employees or agents, in such capacities, is a party or by which any of its properties or assets are bound, and (b) no claims, actions, suits or proceedings pending against the Company or any Company Subsidiary or against any of its directors, officers, employees or agents, in such capacities, or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, including any governmental or regulatory investigation, or any arbitration or other private dispute resolution mechanism.

     5.9. Absence of Certain Changes. Except as set forth in Section 5.9 of the Company Disclosure Schedule, since May 31, 2002, (a) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business, (b) neither the Company nor any of the Company Subsidiaries has taken any of the actions or permitted to occur any of the events specified in
Section 7.2 hereof, and (c) there has not been any change, effect, event, occurrence, non-occurrence, condition or development which has had or could be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     5.10. No Undisclosed Liabilities. For purposes of this Agreement, "Liabilities" means any liabilities or obligations of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, and whether or not such liabilities or obligations are of the nature or type required to be disclosed under GAAP, including any liability for Taxes (as defined in Section 5.11), any off-balance sheet arrangements and contractual obligations and commitments); provided, however, Liabilities shall not include any such liability or obligation of an amount less than $10,000 individually and which, in the aggregate, do not exceed $100,000. For purposes of this Agreement, "Company Signing Liabilities" means any Liabilities (i) as explicitly and specifically set forth in Section 5.10(a) of the Company Disclosure Schedule, but only to the extent of the stated amounts of such Liabilities as set forth on such Schedule; and (ii) as explicitly set forth on the Company's balance sheet as of August 31, 2002 contained on Section 5.10(a) of the Company's Disclosure Schedule, but only to the extent of the stated amounts of such liabilities as set forth on such balance sheet; provided, that, with respect to (i) and (ii), such Liability shall only have such scope and monetization as indicated on Section 5.10(a) of the Company Disclosure Schedule, if so indicated, and, provided further, that with respect to contracts, agreements and understandings listed on such Company Disclosure Schedules, Company Signing Liabilities shall not include liabilities and obligations arising or resulting from any default or violation or other change in circumstance thereunder. To the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has any Liabilities except (i) Company Signing Liabilities, (ii) as set forth in Section (ii)(B) of the definition of Net Cash in Section 3.1, (iii) as set forth in Section (ii)(D)(1-3) of the definition of Net Cash in Section 3.1, and (iv) fees payable to the Company's legal, financial and acocunting advisors and other fees incurred in connection with the Transactions (assuming consummation of the Transactions). The Company's and Company Subsidiaries' liabilities and obligations with respect to product and service warranties has been appropriately valued and reserved for, in accordance with GAAP and the Company's historical warranty reserve policies, at $273,040 as of May 31, 2002 and at $236,081 as of August 31, 2002. Set forth in
Section 5.10(b) of the Company Disclosure Schedule is: (i) a list of all individual Company products under warranty, (ii) the shipping date of such product, (iii) a product description, (iv) the name and address of the relevant customer, (v) the warranty amount reserved by the Company and (vi) a copy of the applicable warranty provision.

     5.11.  Taxes.

            (a) The Company and each of the Company Subsidiaries has paid or caused to be paid or reserved for, or adequate provision will be made therefore as of the Closing Date and disclosed to Parent within five (5) Business Days prior to the Effective Time, all federal, state, provincial local and foreign taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, gross assets, property, sales, use, capital stock, payroll, employment, social security, worker's compensation, disability, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and duties, tariffs and similar charges (collectively, "Taxes"), required to be paid by it whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to another's Tax liability.

            (b) Except as set forth in Section 5.11(b) of the Company Disclosure Schedule, the Company and each of the Company's Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (c) To the Company's knowledge, the Company and each of the Company Subsidiaries has in accordance with applicable law timely filed (taking into account any extensions of time to file before the date hereof) all reports, returns, declarations, statements or other information required to be supplied to any taxing authority in connection with Taxes (collectively, "Tax Returns"), and all such Tax Returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A complete and accurate list of all Tax Returns filed with respect to the Company and the Company Subsidiaries for taxable periods ended on or after May 31, 2000, is set forth in Section 5.11(c) of the Company Disclosure Schedule. The Company has delivered to Parent true, complete and accurate copies of all Tax Returns filed by the Company and any Company Subsidiary within the last 2 years, and of all examination reports and statements of deficiencies assessed against or agreed to by the Company or any Company Subsidiary with respect to such Tax Returns.

            (d) Except as set forth in Section 5.11(d) of the Company Disclosure Schedule, neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting in writing or, to the knowledge of the Company, asserting or threatening to assert against the Company or any Company Subsidiary any deficiency or claim for additional Taxes. To the Company's knowledge, no claim has ever been made by an authority in a jurisdiction where the Company or a Company Subsidiary does not file reports and returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company and the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes.

            (e) Except as set forth in Section 5.11(e) of the Company Disclosure Schedule, to the Company's knowledge there has not been any audit of any Tax Return filed by the Company or any Company Subsidiary, no audit of any Tax Return of the Company or any Company Subsidiary is in progress, and neither the Company nor any Company Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Section 5.11(e) of the Company Disclosure Schedule, no extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or any Company Subsidiary is in force, and no waiver or agreement by the Company or any Company Subsidiary is in force for the extension of time for the assessment or payment of any Taxes.

            (f) Except as set forth in Section 5.11(f) of the Company Disclosure Schedule, the most recent audited financial statements contained in the Company SEC Reports (i) reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns and (ii) to the Company's knowledge, the Taxes payable do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past practice of the Company and the Company Subsidiaries in filing their Tax Returns. Since the date of the most recent audited financial statements, neither the Company nor any Company Subsidiary has incurred any liability for Taxes arising from extraordinary gains or losses, as the term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

            (g) Except as set forth in Section 5.11(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement providing for the allocation, indemnification or sharing of Taxes with any person other than the Company or the Company Subsidiaries. The Company has provided Parent with true, complete and accurate copies of any such agreements. There are no outstanding rulings or ruling requests with any taxing authority that would be binding on the Company.

            (h) To the Company's Knowledge, neither the Company nor any Company Subsidiary has ever been (or has ever had any liability for unpaid Taxes under Treasury Regulations Section 1.1502-6 (or comparable provisions of federal, state or local law) because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code), except for any group of which the Company and the Company Subsidiaries are the only members.

            (i) Except as set forth in Section 5.11(i) of the Company Disclosure Schedule, none of the Company and the Company Subsidiaries (i) has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances (including the consummation of the Transactions) could give rise directly or indirectly to the payment of any amount, or obligate it to make any payments that, individually or considered collectively with such other agreements, will not be deductible under Section 280G or 162(m) of the Code (or any similar provision of state, local or foreign law), (ii) has filed a consent under

Section 341(f) of the Code concerning collapsible corporations or (iii) was, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

            (j) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

            (k) To the Company's knowledge, neither the Company nor any Company Subsidiary has ever participated in any way in any confidential corporate tax shelter within the meaning of temporary Treasury Regulations Section 301.6111-2T(a)(2).

            (l) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

     5.12.  Properties.

            (a) Neither the Company nor any Company Subsidiary owns any real property. Section 5.12(a) of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company or any of the Company Subsidiaries and lists the dates of and parties to each such lease, the dates and parties to each amendment, modification and supplement to each such lease, the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to Parent true, complete and accurate copies of the leases and subleases (each as amended to date) listed in
Section 5.12(a) of the Company Disclosure Schedule. With respect to each such lease and sublease:

                (i) the lease or sublease is a valid, binding and enforceable obligation of the Company or the Company Subsidiary, as the case may be, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

                (ii) to the knowledge of the Company, neither the Company nor any Company Subsidiary, or to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or is threatened, which, after the giving of notice or the lapse of time or both, would constitute a breach or default by the Company or a Company Subsidiary, or to the knowledge of the Company, any other party under such lease or sublease;

                (iii) neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                (iv) to the knowledge of the Company, there are no liens, mortgages, pledges, charges, security interests or other encumbrances (collectively, "Encumbrances") , easements, covenants or other restrictions applicable to the real property subject to such lease or sublease, except for recorded easements, covenants and other restrictions which do not, individually or in the aggregate, materially impair the current uses or the occupancy by the Company or the Company Subsidiary, as the case may be, of the property subject thereto;

                (v) to the knowledge of the Company there are no material structural or other defects of the buildings and structures on or comprising any of the leasehold or sublease hold properties; and

                (vi) except as set forth in Section 5.12(a), to the knowledge of the Company, there are no restrictions, prohibitions or Encumbrances on the Company (or any successor) from retaining the full amounts of any payments made by such sublessee.

            (b) Except as set forth in Section 5.12(b) of the Company Disclosure Schedule, the Company and the Company Subsidiaries own good title, free and clear of all Encumbrances, to all property and assets necessary to conduct the business of the Company as currently conducted, except for (i) Encumbrances reflected in the Company's consolidated balance sheet at May 31, 2002 included in the Company SEC Reports, (ii) Encumbrances or imperfections of title which do not detract from the value or interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (iii) Encumbrances for current Taxes not yet due and payable. The Company and the Company Subsidiaries, as lessees, have the right under valid and subsisting leases to use, possess and control all property and assets personally leased by the Company or the Company Subsidiaries as now used, possessed and controlled by the Company or the Company Subsidiaries, as applicable. All of the material plants, structures, machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company Subsidiaries are in materially good condition, maintenance and repair, except as such may be under construction and for ordinary wear and tear, are useable in the ordinary course of business, and are adequate and suitable for the uses to which they are being put.

    5.13.  Intellectual Property.

            (a) Section 5.13(a) of the Company Disclosure Schedule contains a complete and accurate list of all Patents (as hereinafter defined) owned by the Company or any Company Subsidiary or otherwise used in the Business (as hereinafter defined) ("Company Patents"),

Marks (as hereinafter defined) owned by the Company or any Company Subsidiary or otherwise used in the Business ("Company Marks") and Copyrights (as hereinafter defined) owned by the Company or any Company Subsidiary or otherwise used in the Business ("Company Copyrights"). Except as set forth in Section 5.13(a) of the Company Disclosure Schedule, and to the knowledge of the Company:

                 (i) the Company or one of the Company Subsidiaries exclusively owns or possesses adequate and enforceable rights to use, without payment to a third party, all of the Intellectual Property Assets necessary for the operation of the Business, free and clear of all Encumbrances;

                 (ii) all Company Patents, Company Marks and Company Copyrights which are issued by or registered with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including, without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable;

                 (iii) there are no pending, or, to the Company's knowledge, threatened claims against the Company, any Company Subsidiary or any of their respective employees alleging that (A) any of the Company Intellectual Property Assets or the Business infringes the rights of others under any Intellectual Property Assets ("Third Party Rights") or
         (B) the Company, any Company Subsidiary or any of their respective employees have misappropriated any Third Party Right;

                 (iv) neither the Business nor any Company Intellectual Property Asset infringes any Third Party Right, and none of the Company, the Company Subsidiaries or any of their respective employees have misappropriated any Third Party Right;

                 (v) neither the Company nor any Company Subsidiary has received any communications alleging any of the Company Intellectual Property Assets is invalid or unenforceable;

                 (vi) no current or former employee or consultant of the Company or any Company Subsidiary owns any rights in or to any of the Company Intellectual Property Assets;

                 (vii) the Company is not aware of any violation or infringement by a third party of any of the Company Intellectual Property Assets;

                 (viii) the Company and each Company Subsidiary has taken reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets used by the Company and/or any Company Subsidiary (the "Company Trade Secrets"), including, without limitation, requiring all employees and consultants of the Company and each Company Subsidiary and all other persons with access to Company Trade Secrets to execute a binding confidentiality agreement (copies of which have been previously been made available to Parent), and, to the Company's knowledge, there has not been any breach by any party to such confidentiality agreements;

                (ix) (A) neither the Company nor any Company Subsidiary has directly or indirectly granted any rights, licenses or interests in the source code of any of the Products, and (B) since the Company or one of the Company Subsidiaries, as applicable, developed the source code of the Products, neither the Company nor any Company Subsidiary has provided or disclosed the source code of any of the Products to any person or entity;

                 (x) the Products perform in accordance with their documented specifications and as the Company and/or the Company Subsidiaries have warranted to its customers;

                 (xi) none of the Products intentionally contain any "viruses", "time-bombs", "key-locks", or any other devices intentionally created that could disrupt or interfere with the operation of the Products or the integrity of the data, information or signals they produce in a manner adverse to the Company, any Company Subsidiary or any licensee or recipient;

            (b) All licenses or other agreements under which the Company and/or any Company Subsidiary is granted rights by others in Company Intellectual Property Assets are listed in Section 5.13(b) of the Company Disclosure Schedule. All such licenses or other agreements are in full force and effect, and, to the knowledge of the Company there is no material default by any party thereto. All of the rights of the Company and the Company Subsidiaries under such licenses or other agreements are freely assignable. The Company has made available to Parent true and complete copies of all such licenses or other agreements, and any amendments thereto, and to the knowledge of the Company, the licensors under the licenses and other agreements under which the Company and/or any Company Subsidiary is granted rights have all requisite power and authority to grant the rights purported to be conferred thereby; and

            (c) All licenses or other agreements under which the Company and/or any Company Subsidiary has granted rights to others in Company Intellectual Property Assets are listed in Section 5.13(c) of the Company Disclosure Schedule. All such licenses or other agreements are in full force and effect, and, to the knowledge of the Company there is no material default by any party thereto. All of the rights of the Company and/or any Company Subsidiary under such licenses or other agreements are freely assignable. The Company has made available to Parent true and complete copies of all such licenses or other agreements, and any amendments thereto, and the Company and/or a Company Subsidiary has all requisite power and authority to grant the rights purported to be conferred thereby.

            (d) For purposes of this Agreement,

                (i) "Business" means the business of the Company and/or the Company Subsidiaries as currently conducted and proposed to be conducted.

                (ii) "Company Intellectual Property Assets" means all Intellectual Property Assets owned by the Company or any Company Subsidiary or otherwise used in the Business. "Company Intellectual Property Assets" includes, without limitation, the Products, Company Patents, Company Marks, Company Copyrights and Company Trade Secrets.

                (iii)  "Intellectual Property Assets" means:

                        (A) patents, patent applications, patent rights, and
                  inventions and discoveries and invention disclosures (whether or not patented) (collectively, "Patents");

                        (B) trade names, trade dress, logos, packaging design,
                  slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, "Marks");

                        (C) copyrights in both published and unpublished works
                  and all copyright registrations and applications (collectively, "Copyrights");

                        (D) know-how, trade secrets, confidential or proprietary
                  information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, Beta testing procedures and Beta testing results (collectively, "Trade Secrets"); and

                        (E) goodwill, franchises, licenses, permits, consents,
                  approvals, and claims of infringement against third parties.

                (iv) "Products" means those instruments, software, licenses, consumables, other products and services designed, manufactured, marketed, sold and/or distributed by the Company and/or any Company Subsidiary and any other sources from which the Company and/or any Company Subsidiary derives revenues. A complete list of the Products from which the Company or any Company Subsidiaries derives revenues is provided on Section 5.13(d)(iv) of the Company Disclosure Schedule attached hereto.

     5.14.  Environmental Matters.

            (a) As used in this Agreement, (i) "Environmental Laws" shall mean all environmental or health and safety-related federal, state and local laws, rules, regulations, bylaws, ordinances and orders, and (ii) "Hazardous Materials" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum, or petroleum product, as defined in or pursuant to the United States Resource Conservation and Recovery Act, the United States Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Clean Water Act and any other federal, state or local Environmental Law, all as amended, as well as any regulations promulgated pursuant thereto, and, to the extent not included in the foregoing, any medical waste.

            (b) To the knowledge of the Company, the Company and the Company Subsidiaries are in compliance with all Environmental Laws.

            (c) Except as set forth in Section 5.14(c) of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary has entered into or been subject to any consent decree, compliance order, or administrative order under any Environmental Law, (ii) there is no administrative or judicial enforcement proceeding pending, or to the knowledge of the Company, threatened, against the Company or any Company Subsidiary under any Environmental Law, (iii) neither the Company nor any Company Subsidiary has received notice under the citizen suit provision of any Environmental Law, (iv) neither the Company nor any Company Subsidiary or, to the knowledge of the Company, any legal predecessor of the Company or any Company Subsidiary, has received any notice that it is potentially responsible under any Environmental Law for costs of response or for damages to natural resources, as those terms are defined under the Environmental Laws, at any location, (v) neither the Company nor any Company Subsidiary or, to the knowledge of the Company, any legal predecessor of the Company or any Company Subsidiary, has received any request for information, notice, demand letter, or formal or informal complaint or claim under any Environmental Law or with respect to environmental matters, and (vi) the Company and the Company Subsidiaries have no reason to believe that any of the above will be forthcoming.

            (d) To the knowledge of the Company, neither the Company nor any Company Subsidiary has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Materials, except in compliance with all applicable Environmental Laws.

            (e) To the knowledge of the Company, neither the Company nor any Company Subsidiary has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials to or at any location included on the National Priorities List, as defined under CERCLA, or any location proposed for inclusion on that list or at any location on any analogous state list.

            (f) To the knowledge of the Company, except as set forth in Section 5.14(f) of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary has released (as that term is defined in CERCLA) any Hazardous Material on, in, under or at any real property owned or leased by the Company or any Company Subsidiary, and (ii) the Company has no knowledge of any release (as that term is defined in CERCLA) on, in, under or at the real property owned or leased by the Company or any Company Subsidiary or predecessor entity of Hazardous Materials.

            (g) Except as provided in Section 5.14(g) of the Company Disclosure Schedule, to the knowledge of the Company, there is no hazardous waste treatment, storage or disposal facility, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or polychlorinated biphenyls (PCBs), as those terms are defined under any Environmental Laws, located at any of the real property owned or leased by the Company or any Company Subsidiary or predecessor entity or facilities utilized by the Company or the Company Subsidiaries.

            (h) No lien has been imposed on any real property owned or leased by the Company or any Company Subsidiary by any governmental agency at the federal, state or local level in connection with the presence on or off such property of any Hazardous Material.

            (i) The Company has delivered to Parent copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company and its Subsidiaries, whether generated by the Company or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

     5.15.  Employee Benefit Plans.

            (a) Section 5.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of every Employee Program (as hereinafter defined) that has been maintained by the Company or an Affiliate (as hereinafter defined) at any time during the three-year period prior to the date hereof.

            (b) Each Employee Program maintained by the Company or an Affiliate and which is intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination, opinion, notification or approval letter from the IRS regarding its qualification under such section (or has time remaining to apply therefor under applicable regulations or IRS pronouncements). To the knowledge of the Company, no event or omission has, since the date of such letter, occurred which would cause any Employee Program to lose its qualification or otherwise fail, to satisfy the relevant requirements to provide tax-qualified benefits under Code Section 401(a) or tax-favored benefits under Code Section 501(c)(9). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

            (c) With respect to each Employee Program maintained by the Company or any Affiliate, to the knowledge of the Company, there has been no (i) "prohibited transaction" as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or (ii) non-deductible contribution, which, in the case of either of (i) or (ii), could subject the Company or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or, to the Company's knowledge, investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any such Employee Program. To the Company's knowledge, all payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs maintained by the Company or any Affiliate, either have been made or have been accrued (and all such unpaid but accrued amounts are described in Section 5.15(c) of the Company Disclosure Schedule).

            (d) Neither the Company nor any Affiliate has incurred any liability under Title IV of ERISA which has not been paid in full. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program maintained by the Company or any Affiliate and subject to Code
Section 412 or ERISA Section 302. Neither the Company nor any Affiliate has at any time in the six years prior to the Closing Date maintained an Employee Program that is subject to Title IV of ERISA. None of the Employee Programs maintained by the Company or any Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA or applicable state healthcare continuation laws) or has ever promised to provide such post-termination benefits.

            (e) With respect to each Employee Program maintained by the Company, true, complete and accurate copies of the following documents (if applicable to such Employee Program) have previously been made available to Parent: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other written descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; and (vii) any registration statement or other filing made pursuant to any federal or state securities laws; and (vii) all material correspondence to and from any state or federal agency within the last three years with respect to such Employee Program.

            (f) Each Employee Program required to be listed in Section 5.15(a) of the Company Disclosure Schedule (other than individual agreements which are listed on Section 5.15(f) of the Company Disclosure Schedule) may be amended, terminated, or otherwise modified by the Company, including, without limitation, to eliminate any and all future benefit accruals thereunder.

            (g) Each Employee Program maintained by the Company has been maintained in material compliance with all applicable requirements of federal and state laws, including federal and state securities laws, the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998.

            (h) For purposes of this Section

                (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA
         Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA [(other than workers compensation plans)]; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements not described in (A) above, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code
         Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

                (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                (iii) An entity is an "Affiliate" of the Company if it is considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

     5.16.  Labor Relations and Employment Matters.

            (a) Section 5.16 of the Company Disclosure Schedule ("Schedule 5.16") contains a complete and materially accurate list of: (i) all employees of the Company and Company Subsidiaries ("Employees") as of the date specified on such list, showing the position, annual base salary, date of hire, date of birth, full/part-time status, and bonus potential for each Employee; (ii) all independent contractors, consultants, temporary employees, leased employees or other servants or agents classified by the Company and any Company Subsidiary as other than Employees or compensated other than through wages paid by the Company and the Company

Subsidiaries and reported on a form W-4 (collectively, "Contingent Workers") employed or used with respect to the operation of the Company and the Company Subsidiaries as of the date specified on such list, showing for each Contingent Worker such individual's role in the business, and such individual's fee or compensation arrangements and other contractual terms with the Company and any Company Subsidiary; and (iii) all current directors and officers, whether or not Employees, of the Company and any Company Subsidiary.

            (b) Except as set forth in Section 5.16 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no pending or, to the knowledge of the Company, threatened (i) union organizational campaign effort, collective bargaining negotiations, bargaining impasse, implementation of final offer, work-to-rule or intermittent strike or (ii) labor dispute, grievance or arbitration matter, economic or unfair labor practice strike, boycott, work stoppage or slowdown involving, in each case of this clause (ii), a material number of employees of the Company and its Subsidiaries, against the Company or any of its Subsidiaries, no lockout is in effect and no permanent or temporary strike replacements are currently employed at any Company facility. Neither the Company nor any of its Subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any of its Subsidiaries, and there is no pending or, to the knowledge of the Company, threatened charge, complaint, decision, order, notice-posting requirement, settlement agreement or injunctive action or order against the Company or any of its Subsidiaries by the National Labor Relations Board or any similar governmental or adjudicatory agency or court, except in each case as would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have in the past been and are in compliance in all respects with all applicable laws respecting employment, employment practices, employee classification, labor relations (including, without limitation the Occupational Safety and Health Act of 1970, 29 U.S.C. (ss.ss.) 553, 651 et seq.), family and medical leaves, military leaves, leaves of absence generally, safety and health, wages, hours and terms and conditions of employment, except where the failure to be in compliance would not reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries are, and at all times since November 23, 1999, have been, in material compliance with the requirements of the Immigration Reform Control Act of 1986. The Company has complied in all respects or accrued for or will pay or accrue for (including an appropriate accrual on the Net Cash Statement) all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to all employees of the Company and its Subsidiaries under any Company or Company Subsidiary policy, practice, agreement, plan, program or any statute or other law for services performed through the Effective Time. All Employees are employed at-will. There is no policy, plan or program of paying severance pay or any form of severance compensation in connection with the termination of any Employee or Contingent Worker.

            (c) Except as set forth on Section 5.16 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary experienced a "plant closing," "business closing," or "mass layoff" (as defined in the Worker Adjustment and Retraining Act of 1986 ("WARN Act") or any similar state, local or foreign law or regulation (collectively, with the WARN Act, "Plant Closing Laws") affecting any site of employment of the Company or any Company Subsidiary or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary, without complying with any applicable Plant Closing Laws, and, during the 90-day period preceding the date hereof, no Employee has suffered an "employment loss" (as defined in the WARN Act).
Schedule 5.16 sets forth for each Employee who has suffered an "employment loss" during the 90-day period preceding the date hereof (i) the name of such employee
(ii) the date of hire of such employee, (iii) such employee's regularly scheduled hours over the six month period prior to such "employment loss", and
(iv) such employee's last job title(s), location, assignment(s) and department(s).

            (d) Except as set forth on Section 5.16 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any affirmative action obligations under any law, including, without limitation, Executive Order 11246. Nor is either a government contractor for purposes of any law with respect to the terms and conditions of employment, including without limitation, the Service Contracts Act or prevailing wage laws.

            (e) To the Company's knowledge, to the extent that any Contingent Workers are employed or retained by the Company and the Company Subsidiaries, the Company and the Company Subsidiaries have properly classified and treated them in accordance with applicable laws and for purposes of all employee benefit plans and perquisites.

            (f) The employment agreements set forth in Section 5.16 of the Company Disclosure Schedule ("Employment Agreements") are in full force and effect and are valid and binding obligations enforceable against each Employee thereto. No party to any Employment Agreement has breached his, her or its obligations thereunder. Consummation of the transaction contemplated hereby shall not affect the enforceability of any Employment Agreement. Any payments made to an Employee or Contingent Worker pursuant to an Employment Agreement or any other understanding, promise, or agreement, in the event of a termination of employment following the Closing Date, will not exceed for each Employee or Contingent Worker the amount set forth for each Employee or Contingent Worker in
Section 5.16 of the Company Disclosure Schedule.

     5.17. No Brokers. Neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Parent or MergerCo to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that the Company has retained Lehman Brothers Inc. ("Lehman Brothers") as its financial advisor in connection with the Transactions. The Company has provided to Parent true, complete and accurate copies of all agreements (including any amendments thereto) between the Company and Lehman Brothers pursuant to which Lehman Brothers would be entitled to any payment relating to the Transactions, subject to redaction of certain non-pricing and non-fee related information contained therein, and no oral or other understandings with Lehman Brothers exist except as set forth therein. Other than the foregoing arrangements, the Company is not aware of any possible claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions.

     5.18. Opinion of Financial Advisor. The Company has received the opinion of Lehman Brothers to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, and a true, complete and accurate signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been authorized by Lehman Brothers to permit the inclusion of such opinion in its entirety in the Proxy Statement (as defined in Section 7.4).

     5.19. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock outstanding on the record date for the meeting of the Company's stockholders is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Transactions and adopt this Agreement.

     5.20. Takeover Laws. The Company Board has taken appropriate actions and votes such that the provisions of Section 203 of the DGCL will not apply to this Agreement, the Voting Agreements or any of the Transactions. No "control share acquisition" "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement and the Transactions contemplated hereby and thereby.

     5.21.  Material Contracts.

            (a) Section 5.21(a) of the Company Disclosure Schedule lists all Material Contracts (as hereinafter defined) of the Company and the Company Subsidiaries, and except as set forth in Section 5.21(a) of the Company Disclosure Schedule, each Material Contract is valid and binding on the Company or such Company Subsidiary and is in full force and effect and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Except as set forth in Section 5.21(a) of the Company Disclosure Schedule, to the Company's knowledge, neither the Company nor any Company Subsidiary is in default or has received notice of any violation or default under any such Material Contract and, to the knowledge of the Company, no other party is in default under any of the Material Contracts, and no such violations or defaults will be triggered by the execution, delivery and performance of this Agreement by the Company or the consummation of the Transactions. For purposes of this Agreement, "Material Contracts" shall mean
(i) all contracts, agreements or understandings of a party and the Subsidiaries of such party involving any payments in an amount, individually or in the aggregate, in excess of $50,000, (ii) all acquisition, merger, asset purchase or sale agreements entered into by a party or any Subsidiary of such party, (iii) all non-competition agreements and other agreements or obligations which purport to limit in any respect the manner in which, or the localities in which, all or any material portion of the business of a party or any Subsidiary of such party may be conducted, (iv) all transactions, agreements, arrangements or understandings with any affiliate of a party or any Subsidiary of such party that would be required to be disclosed under Item 404 of Regulation S-K of Title 17, Part 229 of the Code of Federal

Regulations ("Regulation S-K"), (v) all voting or other agreements to which a party is a party governing how any shares of such party's Common Stock shall be voted, (vi) all agreements which provide for, or relate to, the incurrence by a party or any Subsidiary of such party of indebtedness for borrowed money (including any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate or foreign exchange risk associated with its financing), (vii) all contracts or other agreements which would prohibit or materially delay the consummation of the Transactions, (viii) all joint venture agreements to which a party or any Subsidiary of such party is a party, (ix) all agreements or other arrangements related to the licensing of assets by or to a party or any Subsidiary of such party, (x) all material agreements of indemnification or any guaranty, (xi) any contracts or agreements which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which a party or any Subsidiaries of such party have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by such party or any Subsidiary of such party and which may not be canceled without penalty upon notice of ninety (90) days or less, (xii) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any party's product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any party's products, service or technology except agreement with distributors or sales representatives in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to the other party; (xiii) any material settlement agreement entered into within five (5) years prior to the date of this Agreement; and
(xii) all other agreements within the meaning set forth in Item 601(b)(10) of Regulation S-K. The Company has made available to Parent and MergerCo true and correct copies of the Material Contracts.

            (b) Except as set forth in Section 5.21(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of and compliance with this Agreement by the Company and consummation of the Transactions does not, require any authorization, consent or approval of any third party.

            (c) Except as set forth in Section 5.21(c) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any oral or written (i) employment, severance, retention or termination agreements or consulting agreements not terminable on less than thirty (30) days notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of the Company Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of the Company Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other key employee of the Company or any of the Company Subsidiaries providing any term of employment or compensation guarantee (including upon the termination of such employee at or after the Effective Time) or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the Transactions (including upon the termination of such employee at or after the Effective Time) or the value of any of the benefits of which will be calculated on the basis of any of the Transactions. Neither the Company nor any of the Company Subsidiaries maintains or has otherwise set forth a formal or informal oral or written employee severance policy.

            (d) Except as set forth on Section 5.21(d) of the Company Disclosure Schedule or as addressed pursuant to the ECO Termination Agreement, neither the Company nor any Company Subsidiaries have any Liabilities of any nature to Energy Co-Opportunity Inc. ("ECO") and/or ECO Fuel Cells, LLC ("EFC"), whether arising under or with respect to that certain Second Amended and Restated Fuel Cell Products Operating Agreement by and among the Company, H Power Enterprises of Canada, Inc. ("HPEC"), ECO and EFC, that certain Memorandum of Agreement by and between the Company, HPEC, EFC and ECO, that certain Sales and Marketing Services Agreement between the Company, HPEC and EFC and that certain Test Reporting, Engineering Services and Field Services Agreement among the Company, HPEC, EFC and ECO, all dated April 10, 2002 or otherwise with respect to deposits or prepayments pursuant to purchase and sale contracts with ECO or EFC.

     5.22. Collectibility of Accounts Receivable. To the Company's knowledge, all of the accounts receivable of the Company and the Company Subsidiaries shown in the consolidated financial statements included or incorporated by reference in the Company SEC Reports or acquired thereafter are valid and enforceable claims, fully collectible and subject to no setoff or counterclaim, less appropriate allowances for uncollectable accounts to the extent reflected in the Company SEC Reports. Except as set forth in Section 5.22 of the Company Disclosure Schedule, the Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or any Company Subsidiary or from any director, officer or employee of the Company or any Company Subsidiary.

     5.23.  Accounting Policies.

            (a) The accounting policies, including without limitation, those policies related to revenue recognition, utilized by the Company and the Company Subsidiaries in preparing the Company's financial statements are as set forth in
Section 5.23(a) of the Company Disclosure Schedule and are in conformity with GAAP. All estimates made by management in connection with the preparation of such financial statements in accordance with these accounting policies are set forth in Section 5.23(a) of the Company Disclosure Schedule. The financial statements included or incorporated by reference in the Company SEC Reports were prepared in accordance with such accounting policies and management estimates.

            (b) Except as set forth on Section 5.23(b) of the Company Disclosure Schedule, since January 1, 2002, the Company has not received, and has no knowledge of the existence of, whether in draft form or otherwise, any "management letters", accountants' reports or other letters, reports or documents related to the internal controls of the Company and its Subsidiaries, and no such letters, reports or documents have been provided to, or are intended to be provided to, the Company's management, Board of Directors or audit committee.

     5.24.  Customers, Distributors and Suppliers.

            (a) Section 5.24(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all customers, representatives and distributors (whether pursuant to a commission, royalty or other arrangement) who accounted for any of the sales of the Company and the Company Subsidiaries for the fiscal year ended May 31, 2002, showing, with respect to each, the name, address and dollar amount involved (collectively, the "Customers and Distributors"). Section 5.24(a) of the Company Disclosure Schedule is a complete and accurate list of the suppliers of the Company and the Company Subsidiaries to whom during the fiscal year ended May 31, 2002, the Company and the Company Subsidiaries made payments showing, with respect to each, the name, address and dollar amount involved (the "Suppliers"). Except as provided on Section 5.24(a)A of the Company Disclosure Schedule, the relationships of the Company and the Company Subsidiaries with their Customers, Distributors and Suppliers are good commercial working relationships and, to the knowledge of the Company, neither the announcement of the Transactions nor the consummation thereof will adversely affect any of such relationships. No Customer, Distributor or Supplier has cancelled, materially modified, or otherwise terminated its relationship with the Company or any Company Subsidiary, or has decreased materially its usage or purchase of the services or products of the Company or any Company Subsidiary or its services, supplies or materials furnished to the Company or any Company Subsidiary, nor, to the knowledge of the Company, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing.

            (b) Except as set forth in Section 5.24(b) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any oral or written agreement or arrangement with any customer, supplier or distributor related to the offering of discounts, extended warranties, service contracts, bundling of any Products, rights of return or any other similar agreements or arrangements.

     5.25. Product Liability. To the Company's knowledge, there are no events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans which could reasonably be expected to give rise to any liability or obligation or otherwise form the basis of any claim based on or related to any product that is or was designed, formulated, manufactured, processed, distributed, sold or placed in the stream of commerce by the Company or any Company Subsidiary or any service provided by or on behalf of the Company or any Company Subsidiary. All products, including the packaging and advertising related thereto, which were designed, formulated, manufactured, processed, distributed, sold or placed in the stream of commerce by the Company or any Company Subsidiary or any services provided by or on behalf of the Company or any Company Subsidiary complied with applicable permits, applicable laws or applicable industry or customer standards, except as otherwise could not have a Company Material Adverse Effect, and there have not been and there are no defects or deficiencies in such services or products. Section 5.25 of the Company Disclosure Schedule sets forth the Company's standard product and service warranties on each of the products or services that the Company distributes, services, markets, sells or produces for itself, a customer or a third party. Other than such warranties, the Company provides no other warranties, guarantees or rights of return on any product or service.

     5.26.  Certain Business Practices; Transactions in Securities.

            (a) To the Company's knowledge, no director, officer, agent or employee of the Company or any Company Subsidiary, has, directly or indirectly,
(i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the Company or any of the Company Subsidiaries for any reason, (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or (iv) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of the Company or the Company Subsidiaries, which the Company, such Company Subsidiary or each officer, director, agent or employee knew or had reason to believe to have been illegal under any federal, state or local laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction. The Company has questioned its directors and executive officers concerning known stock transfers since December 31, 1999 and based upon that investigation the Company has not, and to the Company's knowledge (i) no director or officer of the Company or the Company Subsidiaries, (ii) no person related to any such director or officer by blood, marriage or adoption and residing in the same household and (iii) no person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock or other securities issued by the Company (x) during any period when the Company was in possession of material nonpublic information or (y) in violation of any applicable provision of the Exchange Act.

            (b) The Company and the Company Subsidiaries have invested all of their cash and cash equivalents in a manner consistent with the Company's cash investment policy, a copy of which is attached as Section 5.26(b) of the Company Disclosure Schedule.

     5.27. Insurance. The Company and the Company Subsidiaries maintain insurance policies (the "Insurance Policies") covering the assets, business equipment, properties, operations, employees, officers and directors of the Company and the Company Subsidiaries. Section 5.27 of the Company Disclosure Schedule contains a complete and accurate list of all Insurance Policies. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the Transactions. The Company and the Company Subsidiaries have complied in all material respects with provisions of each Insurance Policy under which any of them is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the knowledge of the Company, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion. There is no material claim by the Company or any of its subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

     5.28. Reorganization. Neither the Company nor any of its Subsidiaries has disposed of any assets that would (i) prevent MergerCo from acquiring at least 90 percent of the fair market value of the net assets and 70 percent of the fair market value of the gross assets held by the Company and its Subsidiaries within the meaning of Revenue Procedure 86-42 or (ii) violate the "substantially all" rule under Section 368(a)(2)(E) of the Code and corresponding Treasury Regulations.

     5.29. Ownership of Parent Common Stock; Affiliates and Associates. As of the date of this Agreement, neither the Company nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of Parent.

     5.30. No Contracts with Affiliates. Neither the Company nor any Company Subsidiary has entered into any agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or legally binding commitment or undertaking of any nature with any of its officers, directors or stockholders, except pursuant to the Stock Option Plans and employment agreements, or consulting agreements in each case as set forth in Section 5.30 of the Company Disclosure Schedule. The Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or any Company Subsidiary or from any director, officer or employee of the Company or any Company Subsidiary.

     5.31. Disclosure. The representations, warranties and statements by the Company in this Agreement, the Company Disclosure Schedule and the certificates delivered pursuant hereto do not contain any untrue statement of a material fact and, when taken together with each other, do not omit to state a material fact necessary to make such representations, warranties and statements, in the light of the circumstances under which they are made, not misleading.

     5.32. Board Approval. The Board of Directors of the Company has, as of the date of this Agreement unanimously (i) approved, subject to stockholder approval, this Agreement and the Transactions contemplated hereby, (ii) determined that the Merger is the best interests of the stockholders of the Company and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of the Company approve this Agreement and the Merger.

     5.33. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 (as defined in Section 7.4) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in or as a result of the Merger will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statements to be filed with the SEC by each of the Company and Parent pursuant to Section 7.4 hereof will not, at the dates mailed to the stockholders of the Company and Parent, respectively, at the times of the stockholders meeting of the Company in connection with the Transactions contemplated hereby and the stockholders meeting of the Parent in connection with the approval of the issuance of Parent Common Stock pursuant to the Merger, and as of the Effective Time, contain any untrue material statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement filed by the Company will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or MergerCo which is contained in any of the foregoing documents.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO

     Except as set forth in the disclosure schedules delivered at the execution hereof to the Company and certified by a duly authorized officer of the Company, which shall refer to the relevant Sections of this Agreement (the "Parent Disclosure Schedule"), each of Parent and MergerCo represents and warrants to the Company as follows:

     6.1.   Existence; Good Standing; Authority; Compliance with Law.

            (a) Each of Parent and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or other power and authority to own, operate, lease and encumber its properties and to carry on its business as it is now being conducted. Each of Parent and MergerCo is duly licensed or qualified to do business as a foreign corporation and, to the extent applicable, is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such license or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as hereinafter defined). For purposes of this Agreement, a "Parent Material Adverse Effect" means any change, effect, event, violation, occurrence, inaccuracy, condition or development that is or is reasonably likely to be materially adverse to (i) the business, operations, assets (including intangible assets), liabilities, results of operations, or condition (financial or otherwise) of Parent and each Parent Subsidiary, taken as a whole, or (ii) the ability of Parent and MergerCo to perform their respective obligations under this Agreement.

            (b) Each of Parent Subsidiaries is a corporation, partnership or limited liability company (or similar entity or association in the case of those Parent Subsidiaries organized and existing other than under the laws of a state of the United States) duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate or other power and authority to own, operate, lease and encumber its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such license or qualification, except for jurisdictions in which such failure to be so licensed or qualified or to be in good standing could not, individually or with aggregate, reasonably be expected to have a Parent Material Adverse Effect.

            (c) Neither Parent nor any of Parent Subsidiaries is in conflict with, or in default or violation of, (i) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, bylaw, judgment, decree, order, arbitration, concession, grant, governmental rule or regulation to which Parent or any Parent Subsidiary or any of their respective properties or assets is subject, bound or affected or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of Parent Subsidiaries is a party or by which Parent or any Parent Subsidiaries or any of their respective properties or assets is subject, bound or affected where such violations, conflicts or defaults, alone or together with all other violations, conflicts or defaults could reasonably be expected to have a Parent Material Adverse Effect or cause Parent to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, nor has any governmental or regulatory body or authority indicated to Parent an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any Parent Subsidiaries, any acquisition of material property by Parent or any Parent Subsidiary or the conduct of any business by Parent or any Parent Subsidiary. Parent and Parent Subsidiaries have obtained all licenses, permits, approvals, variances, exemptions, orders and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as currently conducted, except where the failure to obtain any such license, permit, approval or authorization or to take any such action, alone or together with all other failures, could not reasonably be expected to have a Parent Material Adverse Effect. All licenses, permits, approvals, variances, exemptions, orders and other authorizations required under such laws and regulations or which are material to the operation of the business of Parent and Parent Subsidiaries taken as a whole (collectively, the "Parent Permits") are in full force and effect. No violations are or have been recorded in respect of any Parent Permits; to the knowledge of Parent, no event has occurred that would allow revocation or termination or that would result in the impairment of Parent's or any Parent Subsidiary's rights with respect to any such Parent Permits; and no proceeding is pending or, to the knowledge of Parent, threatened to revoke, limit or enforce any such Parent Permits.

            (d) True, complete and accurate copies of the Certificate of Incorporation of Parent (the "Parent Certificate") and the Bylaws of Parent (the "Parent Bylaws") and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements of the Parent and each of the Parent Subsidiaries (and in each such



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

case, all amendments thereto) have been delivered to the Company prior to the date of this Agreement, and no amendments thereto are pending. Such charter documents, bylaws, organizational documents and agreements are listed in Section 6.1(d) of the Parent Disclosure Schedule and are in full force and effect. Parent is not in violation of any provisions of the Parent Certificate or the Parent Bylaws and no Parent Subsidiary is in violation of any of the provisions of its equivalent organizational documents.

     6.2. Authorization, Validity and Effect of Agreements. Each of Parent and MergerCo has the requisite power and authority to enter into and consummate the Transactions and to execute and deliver this Agreement. The Board of Directors of Parent (the "Parent Board") has approved this Agreement and the Transactions. The Board of Directors of MergerCo and the sole stockholder of MergerCo have approved this Agreement and the Transactions. The execution and delivery by Parent and MergerCo of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of Parent and MergerCo. This Agreement has been duly executed and delivered by Parent and MergerCo and, assuming due and valid authorization, execution and delivery thereof by the Company, is a valid and binding obligation of Parent and MergerCo, enforceable against Parent and MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     6.3.   Capitalization.

            (a) The authorized capital stock of Parent consists of 245,000,000 shares of Parent Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Parent Preferred Stock"). As of the date of this Agreement, (a) 50,865,304 shares of Parent Common Stock were issued and outstanding, (b) 8,444,876 shares of Parent Common Stock were authorized and reserved for issuance pursuant to Parent's 1997 Stock Option Plan or 1999 Stock Option and Incentive Plan (the "Parent Stock Option Plans"), subject to adjustment on the terms set forth in the Parent Stock Option Plans,
(c) 1,000,000 shares of Parent Common Stock were authorized and reserved for issuance pursuant to Parent's 1999 Employee Stock Purchase Plan, (d) options to purchase 5,684,293 shares of Parent Common Stock (the "Parent Options") were outstanding under Parent Stock Option Plans, (e) no shares of Parent Preferred Stock were issued and outstanding, and (f) no shares of Parent Common Stock and no shares of Parent Preferred Stock were held in the treasury of the Company. As of the date of this Agreement, Parent had no shares of Parent Common Stock or Parent Preferred Stock reserved for issuance or outstanding other than as described above. All issued and outstanding shares of capital stock of Parent are, and all shares of capital stock of Parent which may be issued pursuant to the exercise of outstanding Parent Options will be, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. All issued and outstanding shares of capital stock of Parent were, and all shares of capital stock of Parent which may be issued pursuant to the exercise of outstanding Parent Options will be, issued in compliance with and in accordance with the applicable requirements of the Securities Laws and applicable state securities and "Blue Sky" laws. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of

Parent on any matter. Except for the Parent Options (all of which have been issued under the Parent Stock Option Plans) and Parent's Employee Stock Purchase Plan, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent to issue, transfer or sell any shares of capital stock of Parent. Except as set forth in Section 6.3 of the Parent Disclosure Schedule, there are no agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of any shares of capital stock of Parent or which restrict the transfer of any such shares, nor does Parent have knowledge of any third-party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in
Section 6.3 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of Parent or any Parent Subsidiary. Except as set forth in
Section 6.3 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

            (b) The authorized capital stock of MergerCo consists of 1,000 shares of MergerCo Common Stock, of which 1 share was outstanding as of the date of this Agreement and owned by Parent. MergerCo is a direct wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     6.4. Subsidiaries. Section 6.4 of the Parent Disclosure Schedule contains a complete and accurate list of all of Parent Subsidiaries. Except as set forth in Section 6.4 of the Parent Disclosure Schedule, Parent owns directly or indirectly all of the outstanding shares of capital stock or other equity interests of each of Parent Subsidiaries. Each of the outstanding shares of capital stock of each of Parent Subsidiaries having corporate form is duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. Except as set forth in Section 6.4 of the Parent Disclosure Schedule, each of the outstanding shares of capital stock or other equity interest of each of Parent Subsidiaries is owned, directly or indirectly, by Parent free and clear of all liens, pledges, security interests, claims, infringements, interferences, options, rights of first refusals, preemption rights, restrictions of any nature (including any restriction on the voting of any security, any restrictions on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any security) or other encumbrances. Except as set forth in Section
6.4 of the Parent Disclosure Schedule, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate any Parent Subsidiary to issue, transfer or sell any shares of its capital stock or other equity interests. The following information for each Parent Subsidiary as of the date of this Agreement is set forth in
Section 6.4 of the Parent Disclosure Schedule: (a) its name and jurisdiction of incorporation or organization; (b) its authorized capital stock, share capital or other equity interest; and (c) the name of each stockholder or equity interest holder and the number of issued and outstanding shares of capital stock, share capital or other equity interest held by each such holder.

     6.5. Other Interests. Except as set forth in Section 6.5 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other entity (other than investments in short-term investment securities). Except as set forth in Section 6.5 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to acquire any shares of capital stock, partnership interests or other securities of any such entity in which it owns an interest or holds an investment. To the knowledge of Parent, there is no dispute among the equity holders of any entity in which Parent and the Parent Subsidiaries own less than all of the equity interests therein.

     6.6.   No Violation; Governmental Consents. Except as set forth in Section
6.6 of the Parent Disclosure Schedule, none the execution, delivery or performance by Parent and MergerCo of this Agreement, the consummation by Parent and MergerCo of the Transactions, or the compliance by Parent and MergerCo with any of the provisions hereof, will conflict with or result in a breach of any provisions of the Parent Certificate, the Parent Bylaws, the MergerCo Certificate or the MergerCo Bylaws or any equivalent organizational documents of any Parent Subsidiary. Except as set forth in Section 6.6 of the Parent Disclosure Schedule, the execution, delivery and performance by Parent and MergerCo of this Agreement, the consummation by Parent and MergerCo of the Transactions, and the compliance by Parent and MergerCo with any of the provisions hereof, will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Parent or the Parent Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (a) any note, bond, mortgage, indenture or deed of trust to which the Parent or any of the Parent Subsidiaries is a party, or by which the Parent or any of the Parent Subsidiaries or any of their properties or assets is bound, (b) any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which Parent or any of the Parent Subsidiaries or any of their properties or assets is bound, or (c) any order, writ, judgment, injunction, decree, law (including common law), statute, rule or regulation applicable to Parent or any Parent Subsidiary or any of their properties or assets, (or by which any such properties or assets are bound or affected) except as otherwise could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Other than the filings provided for in Section 1.2 of this Agreement or required pursuant to the Exchange Act or applicable state securities and "Blue Sky" laws, and based upon the accuracy of the Company's representations and warranties contained in Section 5.33 hereof, the execution and delivery of this Agreement by Parent and MergerCo does not, and the performance of and compliance with this Agreement by Parent and MergerCo and consummation of the Transactions does not, require any authorization, consent or approval of, permit from, or declaration, filing, notification or registration with, any Governmental Entity or regulatory authority, except where the failure to obtain any such authorization, consent or approval of, permit from, or declaration, filing, notification or registration with, any Governmental Entity could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or otherwise prevent the parties hereto from performing their obligations under the Agreement.

     6.7. Commission Documents. Parent has filed all required forms, reports, exhibits, schedules, statements and other documents with the Commission since the date Parent became subject to the reporting obligations of the Exchange Act (as such documents may have been amended since the time of filing, collectively, the "Parent SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Securities Laws. As of their respective dates, the Parent SEC Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Parent included in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent and the Parent Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity and cash flows of Parent included in or incorporated by reference into the Parent SEC Reports and the statement of operations for the period ended September 30, 2002 set forth on Schedule 6.7 of the Parent Disclosure Schedule (including any related notes and schedules) fairly presents the results of operations, stockholders' equity or cash flows, as the case may be, of Parent and the Parent Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act. No Parent Subsidiary is required to file any form, report or document with the Commission.

     6.8. Litigation. Except as set forth in Section 6.8 of the Parent Disclosure Schedule, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Parent or any Parent Subsidiary is a party or by which any of its properties or assets are bound or to which any of its directors, officers, employees or agents, in such capacities, is a party or by which any of its properties or assets are bound, and (b) no claims, actions, suits or proceedings pending against Parent or any Parent Subsidiary or against any of its directors, officers, employees or agents, in such capacities, or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, including any governmental or regulatory investigation, or any arbitration or other private dispute resolution mechanism.

     6.9. Absence of Certain Changes. Except as set forth in Section 6.9 of the Parent Disclosure Schedule or as disclosed in the Parent SEC Reports or third fiscal quarter earnings press release of Parent dated October 29, 2002, since December 31, 2001 (a) the Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course of business and (b) there has not been any change, effect, event, occurrence, non-occurrence, condition or development which has had or could be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     6.10. No Undisclosed Liabilities. Except as set forth in Section 6.10 of the Parent Disclosure Schedule, neither the Parent nor any of the Parent Subsidiaries has any Liabilities which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of the Parent and the Parent Subsidiaries, taken as a whole, other than such liabilities or obligations that have been specifically disclosed or specifically provided in the Parent SEC Reports or third fiscal quarter earnings press release of Parent dated October 29, 2002.

     6.11. Taxes. To Parent's knowledge, Parent and Parent Subsidiaries have timely filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and all such filed Tax Returns are complete and accurate in all respects, except for such failures to (i) file, (ii) have extensions granted that remain in effect or (iii) be complete and accurate in all respects, as applicable, as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent and each of the Parent Subsidiaries has paid (or Parent has paid on its behalf) all Taxes required to be paid by it, except for such failures to pay as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and the Parent Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, except for such failures to reflect such reserves as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     6.12.  Intellectual Property.

            (a) Section 6.12(a) of the Parent Disclosure Schedule contains a complete and accurate list of all Patents owned by Parent or any Parent Subsidiary or otherwise used in the Parent Business (as hereinafter defined) ("Parent Patents"), Marks owned by the Parent or any Parent Subsidiary or otherwise used in the Parent Business ("Parent Marks") and Copyrights owned by the Parent or any Parent Subsidiary or otherwise used in the Parent Business ("Parent Copyrights"). Except as set forth in Section 6.12(a) of the Parent Disclosure Schedule and to the Parent's knowledge:

                (i) the Parent or one of the Parent Subsidiaries exclusively owns or possesses adequate and enforceable rights to use, without payment to a third party, all of the Parent Intellectual Property Assets necessary for the operation of the Parent Business, free and clear of all Encumbrances;

                (ii) to Parent's knowledge, all Parent Patents, Parent Marks and Parent Copyrights which are issued by or registered with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including, without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable;

                (iii) to Parent's knowledge, there are no pending, threatened claims against the Parent, any Parent Subsidiary or any of their respective employees alleging that (A) any of the Parent Intellectual Property Assets or the Parent Business infringes the rights of others under any Parent Intellectual Property Assets ("Parent Third Party Rights") or (B) the Parent, any Parent Subsidiary or any of their respective employees have misappropriated any Parent Third Party Right;

                (iv) to Parent's knowledge, neither the Parent Business nor any Parent Intellectual Property Asset infringes any Parent Third Party Right, and none of the Parent, the Parent Subsidiaries or any of their respective employees have misappropriated any Parent Third Party Right;

                (v) neither the Parent nor any Parent Subsidiary has received any communications alleging any of the Parent Intellectual Property Assets is invalid or unenforceable;

                (vi) to Parent's knowledge, no current or former employee or consultant of the Parent or any Parent Subsidiary owns any rights in or to any of the Parent Intellectual Property Assets;

                (vii) the Parent is not aware of any violation or infringement by a third party of any of the Parent Intellectual Property Assets;

                (viii) the Parent and each Parent Subsidiary has taken reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets used by the Parent and/or any Parent Subsidiary (the "Parent Trade Secrets"), including, without limitation, requiring all employees and consultants of the Parent and each Parent Subsidiary and all other persons with access to Parent Trade Secrets to execute a binding confidentiality agreement (copies of which have been made available to the Company), and, to the Parent's knowledge, there has not been any breach by any party to such confidentiality agreements; and

                (ix) (A) neither the Parent nor any Parent Subsidiary has directly or indirectly granted any rights, licenses or interests in the source code of any of the Products, and (B) since the Parent or one of the Parent Subsidiaries, as applicable, developed the source code of the Products, neither the Parent nor any Parent Subsidiary has provided or disclosed the source code of any of the Products to any person or entity.

            (b) All licenses or other agreements under which the Parent and/or any Parent Subsidiary is granted rights by others in Parent Intellectual Property Assets are listed in Section 6.12(b) of the Parent Disclosure Schedule. All such licenses or other agreements are in full force and effect, and, to the knowledge of the Parent there is no material default by any party thereto. Parent has made available to the Company true and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Company, and to the knowledge of the Parent, the licensors under the licenses and other agreements under which the Parent and/or any Parent Subsidiary is granted rights have all requisite power and authority to grant the rights purported to be conferred thereby; and

            (c) All licenses or other agreements under which the Parent and/or any Parent Subsidiary has granted rights to others in Parent Intellectual Property Assets are listed in Section 6.12(c) of the Parent Disclosure Schedule. All such licenses or other agreements are in full force and effect, and, to the knowledge of the Parent there is no material default by any party thereto. Parent has made available to the Company true and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Company, and the Parent and/or a Parent Subsidiary has all requisite power and authority to grant the rights purported to be conferred thereby.

            (d) For purposes of this Agreement,

                (i) "Parent Business" means the business of the Parent and/or the Parent Subsidiaries as currently conducted and proposed to be conducted.

                (ii) "Parent Intellectual Property Assets" means all Intellectual Property Assets owned by the Parent or any Parent Subsidiary or otherwise used in the Parent Business. "Parent Intellectual Property Assets" includes, without limitation, the Parent Products, Parent Patents, Parent Marks, Parent Copyrights and Parent Trade Secrets.

                (iii) "Parent Products" means those instruments, software, licenses, consumables, other products and services designed, manufactured, marketed, sold and/or distributed by the Parent and/or any Parent Subsidiary and any other sources from which the Parent and/or any Parent Subsidiary derives revenues. A complete list of the Products from which the Parent or any Parent Subsidiaries derives revenues is provided on Section 6.12(d) of the Parent Disclosure Schedule attached hereto.

     6.13.  Environmental Matters.

            (a) To the knowledge of Parent, the Parent and the Parent Subsidiaries are in compliance with all Environmental Laws, except for any noncompliance that, either individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

            (b) Except as set forth in Section 6.13(b) of the Parent Disclosure Schedule, (i) neither the Parent nor any Parent Subsidiary has entered into or been subject to any consent decree, compliance order, or administrative order under any Environmental Law, (ii) there is no administrative or judicial enforcement proceeding pending, or to the knowledge of the Parent, threatened, against the Parent or any Parent Subsidiary under any Environmental Law, (iii) neither the Parent nor any Parent Subsidiary has received notice under the citizen suit provision of any Environmental Law, (iv) neither the Parent nor any Parent Subsidiary or, to the knowledge of the Parent, any legal predecessor of the Parent or any Parent Subsidiary, has received any notice that it is potentially responsible under any Environmental Law for costs of response or for damages to natural resources, as those terms are defined under the Environmental Laws, at any location, (v) neither the Parent nor any Parent Subsidiary or, to the knowledge of the Parent, any legal predecessor of the Parent or any Parent Subsidiary, has received any request for information, notice, demand letter, or formal or informal complaint or claim under any Environmental Law or with respect to environmental matters, and (vi) the Parent and the Parent Subsidiaries have no reason to believe that any of the above will be forthcoming.

            (c) To the knowledge of Parent, neither the Parent nor any Parent Subsidiary has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Materials, except in compliance with all applicable Environmental Laws.

            (d) To the knowledge of Parent, neither the Parent nor any Parent Subsidiary has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials to or at any location included on the National Priorities List, as defined under CERCLA, or any location proposed for inclusion on that list or at any location on any analogous state list.

            (e) To the knowledge of Parent, except as set forth in Section 6.13(e) of the Parent Disclosure Schedule, (i) neither the Parent nor any Parent Subsidiary has released (as that term is defined in CERCLA) any Hazardous Material on, in, under or at any real property owned or leased by the Parent or any Parent Subsidiary, and (ii) the Parent has no knowledge of any release (as that term is defined in CERCLA) on, in, under or at the real property owned or leased by the Parent or any Parent Subsidiary or predecessor entity of Hazardous Materials.

            (f) To the knowledge of the Parent, there is no hazardous waste treatment, storage or disposal facility, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or polychlorinated biphenyls (PCBs), as those terms are defined under any Environmental Laws, located at any of the real property owned or leased by the Parent or any Parent Subsidiary or predecessor entity or facilities utilized by the Parent or the Parent Subsidiaries.

            (g) No lien has been imposed on any real property owned or leased by the Parent or any Parent Subsidiary by any governmental agency at the federal, state or local level in connection with the presence on or off such property of any Hazardous Material.

     6.14.  Material Contracts.

            (a) Section 6.14(a) of the Parent Disclosure Schedule lists all agreements within the meaning set forth in Item 601(b)(10) of Regulation S-K ("Parent Material Contracts") of the Parent and the Parent Subsidiaries, and except as set forth in Section 6.14 (a) of the Parent

Disclosure Schedule, each Parent Material Contract is valid and binding on the Parent or such Parent Subsidiary and is in full force and effect and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Except as set forth in Section 6.14(a) of the Parent Disclosure Schedule, neither the Parent nor any Parent Subsidiary is in default or has received notice of any violation or default under any such Parent Material Contract and, to the knowledge of the Parent, no other party is in default under any of the Parent Material Contracts, and no such violations or defaults will be triggered by the execution, delivery and performance of this Agreement by the Parent or the consummation of the Transactions, except in each case for violations or defaults that individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect. The Parent has made available to the Company true and correct copies of the Parent Material Contracts.

            (b) Except as set forth in Section 6.14(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by the Parent does not, and the performance of and compliance with this Agreement by the Parent and consummation of the Transactions does not, require any authorization, consent or approval of any third party.

     6.15.  Labor Relations and Employee Matters.  Except as set forth on
Schedule 6.15, neither Parent nor any of its Subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of Parent or any of its Subsidiaries, and there is no pending or, to the knowledge of Parent, threatened charge, complaint, decision, order, notice-posting requirement, settlement agreement or injunctive action or order against Parent or any of its Subsidiaries by the National Labor Relations Board or any similar governmental or adjudicatory agency or court, except in each case as would not reasonably be expected to have a Parent Material Adverse Effect. Parent and its Subsidiaries have in the past been and are in compliance in all respect with all applicable laws respecting employment, employment practices, employee classification, labor relations (including, without limitation, the Occupational Safety and Health Act of 1970, 29 U.S.C. ss.ss.553, 651 et seq.), family and medical leaves, military leaves, leaves of absence generally, safety and health, wages, hours and terms and conditions of employment, except where the failure to be in compliance would not reasonably be expected to have a Parent Material Adverse Effect. Parent and the Parent Subsidiaries are, and at all times since November 23, 1999, have been, in material compliance with the requirements of the Immigration Reform Control Act of 1986. Parent has complied in all material respects with its payment obligations to all employees of Parent and its Subsidiaries in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any Parent or Parent Subsidiary policy, practice, agreement, plan, program and statue or other law.

     6.16. No Brokers. Other than the arrangements with Stephens Inc., neither Parent nor any of the Parent Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions. Other than the Parent's arrangements with Stephens Inc., Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions.

     6.17. Ownership of Company Common Stock; Affiliates and Associates. Except as set forth in Section 6.17 of the Parent Disclosure Schedule, as of the date of the Agreement, neither Parent nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company.

     6.18. Board Approval. The Board of Directors of Parent has, as of the date of this Agreement unanimously (i) approved, subject to stockholder approval, this Agreement and the Transactions contemplated hereby and (ii) determined that the Merger is the best interests of the stockholders of Parent and is on terms that are fair to such stockholders.

     6.19. Opinion of Financial Advisor. Parent has received the opinion of Stephens Inc. to the effect that, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to Parent, and a true, complete and accurate signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to the Company. Parent has been authorized by Stephens Inc. to permit the inclusion of such opinion in its entirety in the Proxy Statement.

     6.20. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in (i) the registration statement on Form S-4 (as defined in Section 7.4) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in or as a result of the Merger will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement to be filed with the SEC by each of the Company and Parent pursuant to
Section 7.4 hereof will, at the dates mailed to the stockholders of the Company and Parent, respectively, at the times of the stockholders meeting of the Company in connection with the Transactions contemplated hereby and the stockholders meeting of the Parent in connection with the approval of the issuance of Parent Common Stock pursuant to the Merger, and as of the Effective Time, contain any untrue material statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The registration statement on Form S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. The Proxy Statement filed by Parent will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company contained in any of the foregoing documents.

     6.21. Disclosure. The representations, warranties and statements by the Parent in this Agreement, the Parent Disclosure Schedule and the certificates delivered pursuant hereto do not contain any untrue statement of a material fact and, when taken together with each other and the third fiscal quarter earnings press release of Parent dated October 29, 2002, do not omit to state a material fact necessary to make such representations, warranties and statements, in the light of the circumstances under which they are made, not misleading.

                                  ARTICLE VII

                                    COVENANTS

     7.1,   No Solicitations.

            (a) The Company represents and warrants that it has terminated, and caused its Subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives to terminate, any discussions or negotiations relating to, or that could reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined). Except as permitted by this Agreement, the Company shall not, and shall not authorize or permit any Company Subsidiary or any of its or their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than Parent or MergerCo), regarding an Acquisition Proposal or (iii) enter into any agreement, arrangement or understanding regarding an Acquisition Proposal or requiring it to abandon, terminate or fail to consummate the Transactions. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any Company Subsidiary or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Company Subsidiary shall be deemed to be a breach of this Section 7.1 by the Company; provided, however, that if an employee of the Company who is not an officer and not a member of management, without authority, permission or direction from, or prior notice to, the Company or any of its officers or directors, takes an action that violates clause (i) or
(ii) of the preceding sentence, and such action does not lead, directly or indirectly, to the making of an Acquisition Proposal, which is, publicly announced or otherwise communicated to the Company Board of Directors (or such action does not lead any Person to have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal), then such violation will not constitute a breach by the Company of this Section 7.1. Notwithstanding the foregoing, at any time prior to the date on which this Agreement is approved by the stockholders of the Company at the meeting referred to in Section 7.3, in response to an unsolicited Superior Proposal (as hereinafter defined) that did not result from a breach of this
Section 7.1, the Company may (x) furnish non-public information with respect to the Company and the Company Subsidiaries to the person who made such Superior Proposal pursuant to a confidentiality agreement on terms no more favorable to such person than the Confidentiality Agreement (as hereinafter defined) and (y) participate in discussions or negotiations with such person regarding such Superior Proposal, if the Company Board determines in good faith (based on the advice of its outside legal counsel) that failing to take such action would constitute a breach of its fiduciary duties under applicable law.

            (b) The Company Board shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or MergerCo, its approval or recommendation of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (iii) approve or recommend, or propose to approve or recommend, or execute or enter into a letter of intent, agreement in principle, definitive agreement or other agreement relating to an Acquisition Proposal (other than a confidentiality agreement described in the last sentence of Section 7.1(a) hereof), or (iv) resolve to do any of the foregoing. Notwithstanding the foregoing, the Company Board may withdraw or modify, in a manner adverse to Parent or MergerCo, its approval or recommendation of this Agreement or the Merger if, in response to a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of this Section 7.1, the Company Board shall have determined in good faith (based on advice of its outside legal counsel) that failing to take such action would constitute a breach of its fiduciary duties under applicable law; provided, however, that prior to taking any such action, the Company shall have given Parent at least forty-eight (48) hours written notice of the Company Board's intention to take such action and the opportunity to meet with the Company, its financial advisors and its legal counsel. Nothing contained in this
Section 7.1(b) shall limit the Company's obligation to hold and convene the meeting of the Company's stockholders referred to in Section 7.3 (including, without limitation, regardless of whether the recommendation or approval of the Company Board of this Agreement or the Merger shall have been withdrawn or modified).

            (c) The Company shall promptly (and in any event within 24 hours) advise Parent and MergerCo orally and in writing of any Acquisition Proposal (including any amendments or proposed amendments thereof), or any request or inquiry received by the Company or any Company Subsidiary with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, including, in each case, the identity of the person making any such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to Parent and MergerCo any written materials received by the Company or any Company Subsidiary in connection therewith. The Company shall keep Parent and MergerCo fully informed of the status of the discussions related to such Acquisition Proposal, request or inquiry, including, without limitation, by promptly (and in any event within 12 hours) providing Parent with all written materials that it receives in connection with any such Acquisition Proposal. The Company agrees not to release any person from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party (other than the Confidentiality Agreement).

            (d) Nothing contained in this Section 7.1 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act.

            (e) As used in this Agreement, the term "Acquisition Proposal" shall mean any proposed or actual tender offer, merger, consolidation or other business combination involving the Company, or sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any material assets of the Company or the Company Subsidiaries or any securities of the Company or the Company Subsidiaries, or any transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the other Transactions.

            (f) As used in this Agreement, the term "Superior Proposal" shall mean an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal, which Acquisition Proposal is likely to be consummated, and that (i) the Company Board determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of the Company than the transactions contemplated hereby (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal), and (ii) is for one hundred percent (100%) of the Company Common Stock.

     7.2. Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement or to the extent that Parent shall otherwise consent in writing (which consent, to the extent it pertains to any action, activity, event or occurrence that is consistent with long term cash preservation, taking into account Parent's expectations of realizable cash following the integration of Parent and the Company, shall not be unreasonably withheld), the Company shall and shall cause each of the Company Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice. Following a written request by the Company to Parent to provide consent pursuant to this Section 7.2, Parent agrees to provide the Company with a response within a reasonably practicable time. Except as expressly permitted by this Agreement, as or in Section 7.2 of the Company Disclosure Schedule or to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld assuming it meets the same standards required for consent in the parenthetical in the immediately preceding sentence), neither the Company nor any of the Company Subsidiaries shall:

                       (i) split, combine or reclassify or redeem, purchase or otherwise acquire any shares of its capital stock or other securities or declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any shares of its capital stock or other securities, except for dividends paid by any Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company;

                       (ii) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights) (other than the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their present terms);

                       (iii) authorize, commit to or make any equipment purchases or capital expenditures other than in the ordinary course of business and consistent with past practice and in an aggregate amount in excess of $10,000;

                       (iv) (A) acquire, sell, lease, license, encumber, transfer or dispose of any assets outside the ordinary course of business (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof as set forth in Section 7.2(iv) of the Company Disclosure Schedule, or (B) enter into, modify or amend any agreement or other arrangement related to the licensing of assets by or to the Company or any Company Subsidiary;

                       (v) incur any amount of indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon;

                       (vi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (A) in the ordinary course of business consistent with past practice, (B) in connection with the Transactions which is not an aggregate amount in excess of $5,000;

                       (vii) change any of the accounting principles or practices used by it (except as required by GAAP, in which case written notice shall be provided to Parent and MergerCo prior to any such change);

                       (viii) with respect to Taxes in an aggregate amount greater than $10,000 of or affecting the Company or any Company Subsidiary, make, change or revoke any election, change any accounting period, adopt or change any accounting method, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any Company Subsidiary, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, fail to timely file any Tax return, take a position on a Tax return not in keeping with prior practice or take or omit to take any other action, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission is outside the ordinary course of business or could have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company or any Company Subsidiary;

                       (ix) except as required by law and except pursuant to employee retention agreements entered into with such employees upon such terms and with such compensation amounts as approved by both the Company and Parent ("Stay Bonus Agreements"), (A) enter into, adopt, amend or increase benefits under any Employee Program, (B) enter into, adopt, amend or renew any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries and one or more of their respective directors, officers, employees, agents or consultants, (C) increase in any manner the compensation or fringe benefits of any director, officer, employee, agent or consultant or
         (D) pay any benefit not required by any Employee Program or arrangement as in effect on the date hereof;

                       (x) adopt any amendments to the Certificate of Incorporation or the Bylaws or any of the organizational documents of the Company or the Company Subsidiaries, except as expressly provide by the terms of this Agreement;

                       (xi) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                       (xii) settle or compromise any pending or threatened litigation related to the Transactions or settle or compromise any in excess of $15,000 in the aggregate other litigation (whether or not commenced prior to the date of this Agreement);

                       (xiii) amend any term of any outstanding security of the Company or any Company Subsidiary;

                       (xiv) enter into, modify or amend any Material Contract or waive, delay the exercise of, release or assign any rights or claims under any Material Contract or otherwise subject the Company or any Company Subsidiary to any material commitment, obligation or liability;

                       (xv) enter into any agreement or other arrangement that is material to the business of the Company or any Company Subsidiary or which requires the Company or any Company Subsidiary to pay in excess of $10,000;

                       (xvi) license, assign or otherwise transfer to any person or entity any rights to the Intellectual Property Assets (except as pursuant to the terms of Material Contracts in effect as of the date hereof) or fail to maintain or enforce any of the Intellectual
         Property Assets;

                       (xvii) permit any insurance policy naming the Company or any Company Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated without obtaining a replacement insurance policy in a comparable amount and against comparable risks and losses;

                       (xviii) enter into any oral or written agreement or arrangement with any customer or distributor related to the offering of discounts, extended warranties, service contracts, bundling of any products, rights of return or any other agreements or arrangements, other than agreements or arrangements (A) with a term of less than ninety (90) days, (B) entered into in the ordinary course of business consistent with past practices and (C) recorded in accordance with GAAP;

                       (xix) amend or restate any of the Company SEC Reports or any financial statements contained therein, except to the extent advised by the Company's legal or accounting advisors that such amendment or restatement is required;

                       (xx) take or agree to take any action which would make any of the representations and warranties of the Company contained in this Agreement untrue or incorrect as of the date when made in any material respect if such action had then been taken; or

                       (xxi) enter into any agreement, contract, commitment or arrangement with respect to, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

     7.3.   Meetings of Stockholders.

            (a) Promptly after the date hereof, (i) the Company will take all action necessary in accordance with the DGCL and the Company Certificate and Company Bylaws to convene a meeting of its stockholders to be held as promptly as practicable, for the purpose of voting upon this Agreement and the Merger and
(ii) Parent will take all action necessary in accordance with the DGCL, the Parent Certificate and the Parent Bylaws to convene a meeting of its stockholders to be held as promptly as practicable, for the purpose of considering and voting upon approval of the issuance of Parent Common Stock to be issued pursuant to the Merger. Subject to Section 7.1, the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, including, without limitation, engaging the services of a nationally recognized proxy solicitation firm, and will take all other action necessary or advisable to secure the vote or consent of its stockholders as required by the rules of Nasdaq or the DGCL to obtain such approvals. Parent will use its reasonable best efforts to solicit from its Stockholders proxies in favor of the issuance of Parent Common Stock to be issued in the Merger. Notwithstanding anything to the contrary contained in this Agreement, the Company and Parent, respectively, may adjourn or postpone the meeting of its stockholders (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's or Parent's stockholders, as the case may be, in advance of a vote on the Merger and this Agreement, or issuance of Parent Common Stock to be issued in the Merger, (ii) if as of the time for which the meeting of the Company's stockholders is originally scheduled (as set forth in the



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Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the meeting of the Company's stockholders, or (iii) if as of the time for which the meeting of Parent's stockholders is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the meeting of the Parent's stockholders. The Company shall ensure that the meeting of the Company's stockholders is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the meeting of the Company's stockholders are solicited, in compliance with DGCL, the Company Certificate and the Company Bylaws, the rules of Nasdaq and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the meeting of its stockholders in accordance with this Section 7.3(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal. Parent shall ensure that the meeting of Parent's stockholders is called, noticed, convened, held and conducted, and that all proxies solicited by the Parent in connection with the meeting of Parent's stockholders are solicited, in compliance with DGCL, the Parent Certificate and the Parent Bylaws, the rules of Nasdaq and all other applicable legal requirements. Parent and the Company shall coordinate and cooperate with each other with respect to the timing of their respective stockholders' meetings and shall use their reasonable best efforts to hold such meetings on the same day.

            (b) Subject to Section 7.1: (i) the Board of Directors of Company shall unanimously recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the meeting of the Company's stockholders; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the meeting of the Company's stockholders; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

     7.4.   Proxy Statement; Registration Statement; Filing Cooperation.

            (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare (and each of Company and Parent shall instruct their legal, financial and accounting advisors to assist in such prompt preparation) and Parent shall file with the Commission, under the Exchange Act and the Securities Act, a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4") which shall include a joint proxy statement/prospectus and form of proxies (such joint proxy statement/prospectus together with any amendments or supplements thereto, the "Proxy Statement") relating to the stockholders' meetings of the Company and the Parent and the vote of the stockholders of Parent and the Company with respect to this Agreement and the Transactions. Parent will cause the Proxy Statement and Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, Exchange Act and the rules



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

and regulations thereunder, and the Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of Parent and the Company shall promptly furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Parent shall use its reasonable best efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the Commission as promptly as practicable (including clearing the Proxy Statement with the Commission ). Each of Parent and the Company agrees promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties further agrees to take all steps necessary to amend or supplement the Proxy Statement and, in the case of Parent, the Form S-4, and each of the parties further agrees to take all steps necessary to cause the Proxy Statement and, in the case of Parent, the Form S-4, as so amended or supplemented, to be filed with the Commission and to be disseminated to the Company's and Parent's stockholders as and to the extent required by applicable federal and state securities laws. Each of Parent and the Company agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meetings of stockholders of the Company and Parent, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company and Parent will advise the other, and deliver copies (if any) to the other, promptly after either receives notice thereof, of any request by the Commission for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the Commission for additional information, or notice of the time when the Form S-4 or Proxy Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order or the suspension of the qualification of the securities issuable in connection with the Merger for offering or sale in any jurisdiction.

            (b) The Proxy Statement shall include (i) the recommendation of the Company Board in favor of the adoption and approval of this Agreement and the approval of the Merger (subject to the terms of Section 7.1) and (ii) the recommendation of the Parent Board in favor of the issuance of shares of Parent Common Stock to be issued in the Merger.

            (c) Each of Parent and the Company shall use its reasonable best efforts to promptly mail the Proxy Statement to its stockholders.

            (d) Each of the Company and Parent shall cooperate with the other party and its advisors in connection with any filings to be made by such other party, including, without limitation, filings under the Securities Act and the Exchange Act or pursuant to state securities laws, and shall furnish all information required in connection therewith. Such cooperation shall include, but not be limited to, obtaining any consent to inclusion of the Company's financial statements and the reports of the Company's independent public accountants with respect thereto in any filing made pursuant to any federal or state securities laws (and any public disclosure related thereto), as well as using its reasonable best effort to cause its independent public


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

accountants to prepare and deliver a comfort letter or letters reasonably acceptable to any placement agent or underwriter retained by Parent in connection with the placement or offering of the securities registered pursuant to any such registration statement.

     7.5. Nasdaq Listing Application. Parent shall promptly prepare and submit to Nasdaq all reports, applications and other documents that may be necessary or desirable to enable all of the shares of Parent Common Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed on Nasdaq, subject to official notice of issuance. Each of Parent and the Company shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with such Nasdaq listing process. Each of Parent and the Company agrees promptly to correct any information provided by it for use in the Nasdaq listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Parent and the Company will advise and deliver copies (if any) to the other party, promptly after it receives notice thereof, of any request by Nasdaq for amendment of any submitted materials or comments thereon and responses thereto or requests by Nasdaq for additional information.

     7.6.   Additional Agreements; Regulatory Filings.

            (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transactions, to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, and to effect all necessary registrations and submissions of information requested by governmental authorities. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the Transactions contemplated by this Agreement, use its best efforts to ensure that the Merger and the other Transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the Transactions contemplated hereby. For purposes of the foregoing sentence, the obligation of the Company, Parent and MergerCo to use their respective "best efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations to such other parties, and the obligation of Parent and MergerCo to use their respective "best efforts" to take all



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

actions to do all things necessary, proper or advisable to consummate the Transactions shall not include any obligation to divest any of their respective assets.

            (b) Without limiting the generality of the foregoing, as promptly as practicable, but in no event more than fifteen (15) days from the date of this Agreement, Parent and the Company each shall properly prepare and file any filings required under federal or state law (other than the filings contemplated by Section 7.4 hereto) relating to the Merger and the other Transactions (including filings, if any, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or under state securities laws) (collectively, "Regulatory Filings"). Each of Parent and the Company shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any Regulatory Filings by any Governmental Entity or official, and each of Parent and the Company shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and any other appropriate governmental official, on the other hand, with respect to any Regulatory Filings. The Company and Parent shall keep the other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining any consents from Governmental Entities, including, without limitation: (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Entity with respect to the Merger or any of the other Transactions; (ii) permitting the other party to review and discuss in advance, and considering in good faith the views of one another in connection with, any proposed written (or any material proposed oral) communication with any Governmental Entity; (iii) not participating in any meeting with any Governmental Entity unless it consults with the other party in advance and to the extent permitted by such Governmental Entity gives the other party the opportunity to attend and participate thereat;
(iv) furnishing the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any Governmental Entity with respect to this Agreement and the Transactions; and (v) furnishing the other party with such necessary information and assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any Governmental Entity. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.3(b) as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel.

     7.7. Affiliates. Section 7.7 of the Company Disclosure Schedule contains a complete and accurate list of names and addresses of those persons who may be deemed to be in the Company's reasonable judgment, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 promulgated under the Securities Act. The Company shall provide Parent such information and documents as Parent reasonably requests for purposes of reviewing such list. The Company shall advise the persons identified on the list of the resale



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

restrictions imposed by applicable securities laws and shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the date of the Company shareholders meeting contemplated in Section 7.3, from each of the Affiliates, an Affiliate Letter in the form attached as Exhibit B. Parent shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for such shares of Parent Common Stock, consistent with the terms of such legends.

     7.8. Fees and Expenses. Subject to Sections 7.23 and 9.2 hereof and except as otherwise expressly provided herein, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs or expenses, provided, however, whether or not the Merger is consummated, all fees, costs and expenses (other than legal and accounting fees) incurred in connection with the printing, filing (including SEC filing fees) and mailing of the Proxy Statement and the Form S-4, shall be paid 50% by the Company, on the one hand, and 50% by Parent, on the other hand.

     7.9. Officers' and Directors' Indemnification. The Surviving Corporation agrees that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers, employees and agents of the Company and the Company Subsidiaries (collectively, the "Indemnified Parties") provided for in the Certificate of Incorporation or Bylaws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time, and including the Merger and the other Transactions, shall continue in full force and effect for a period of not less than six (6) years from the Effective Time. Prior to the Effective Time, the Company shall purchase and fully pay for prior to the Effective Time an extended reporting period endorsement (a so called "tail policy") under the Company's existing directors' and officers' liability insurance coverage for the Company and the Company's directors and officers in a form acceptable to the Company and Parent which shall provide the Company and such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company so long as the aggregate cost of the directors' and officers' liability insurance for such six (6) year period is less than $750,000 (the "Maximum Insurance Premium"); provided, however, that (i) the Company agrees to cooperate in good faith with Parent in order to obtain the lowest premium for the above-referenced coverage and (ii) in the event that the Maximum Insurance Premium is insufficient for the above-referenced coverage, the Company may spend up to the Maximum Insurance Premium to purchase such lesser coverage and/or for such shorter period that may be obtained for the Maximum Insurance Premium; provided further, that, the Company shall be permitted to spend more than the Maximum Insurance Premium if, after using all reasonable best efforts, it determines that the Maximum Insurance Premium is insufficient to obtain the above-referenced coverage for a three (3) year period, in which case the Company shall use its reasonable best efforts to obtain such coverage for a three (3) year period for the lowest obtainable premium cost. This Section 7.9 is



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

intended for the benefit of, and to grant third-party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation.

     7.10. Access to Information; Confidentiality. From the date hereof until the Effective Time, each party shall, and shall cause each of its Subsidiaries and its' and its Subsidiaries, respective officers, employees and agents to, afford the other party and to the officers, employees, representatives and agents of the other party reasonable access at all reasonable times to such officers, employees, agents, properties, books, records and contracts, and shall furnish to the other party such financial, operating and other data and information as such other party may reasonably request. Prior to the Effective Time, the Company shall hold in confidence all such information on the terms and subject to the conditions contained in that certain mutual confidentiality agreement between Parent and the Company dated August 12, 2002 (the "Confidentiality Agreement"). The Company and Parent hereby waive the provisions of the Confidentiality Agreement as and to the extent necessary to permit the making and consummation of the Transactions.

     7.11. Financial and Other Statements. During the term of this Agreement, the Company shall also provide to Parent the following documents and information:

            (a) Contemporaneously therewith, the Company shall furnish to Parent a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Report on Form 8-K filed by the Company with the Commission and each such report shall be in compliance with the federal Securities Laws and with all representations and warranties contained in this Agreement applicable to Company SEC Reports.

            (b) As soon as practicable, the Company shall furnish to Parent copies of all such financial statements and reports as it or any Company Subsidiary shall send to its stockholders, the Commission or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited thereby.

            (c) Promptly upon receipt thereof, the Company shall furnish to Parent copies of all internal control reports submitted to the Company or any Company Subsidiary by its independent accountants in connection with each annual, interim or special audit of the books of the Company or any such Company Subsidiary made by such accountants.

            (d) As soon as practicable, the Company shall furnish to Parent (i) monthly profit and loss statements, (ii) monthly a listing of accounts receivable, including aging, as of the end of each two week period, (iii) inventory analysis as of the end of each month, (iv) monthly a listing of accounts payable, including aging, as of the end of each two week period, (v) bi-weekly, a detailed report of current employee headcount, (vi) bi-weekly, a report of Net Cash as of the end of each two-week period and projected for each subsequent two-week period and as of the Closing Date and (vii) such additional financial data as Parent may reasonably request.



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

     7.12.  Advise of Change.  Each party shall promptly advise the other of
(i) any change, effect, event, occurrence, non-occurrence, condition or development which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The Company shall promptly advise Parent and MergerCo of any change, effect, event, occurrence, non-occurrence, condition or development that has had or could reasonably be expected to have a Company Material Adverse Effect, and Parent shall promptly advise the Company of any change, effect, event, occurrence, non-occurrence, condition or development that has had or could reasonably be expected to have a Parent Material Adverse Effect.

     7.13. Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions or any Acquisition Proposal and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange if it has used its best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of this Agreement and the Transactions no later than (i) the close of trading on the Nasdaq National Market on the day this Agreement is signed, if such signing occurs during a business day or (ii) the opening of trading on the Nasdaq National Market on the business day following the date on which this Agreement is signed, if such signing does not occur during a business day.

     7.14. Employee Benefit Arrangements. Unless otherwise directed in writing by Parent at least five days prior to the Effective Time, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any Employee Program sponsored by the Company or any Company Subsidiary (or in which the Company or any Company Subsidiary participate) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Company shall also take (or cause to be taken) such other action in furtherance of terminating such 401(k) plans as Parent may reasonably require.

     7.15. Delisting. Each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from Nasdaq, provided that such delisting shall not be effective until after the Effective Time.

     7.16. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerCo, any other actions and things to vest, perfect or confirm on record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.



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

     7.17. Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waiver and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the Transactions contemplated hereby.

     7.18. Director. Parent agrees to take all action necessary to appoint or elect, effective as of the Effective Time, one non-employee director of the Company as of the date of this Agreement who is reasonably acceptable to Parent as a director of Parent.

     7.19. WARN Act Notices. As soon as practicable following the date hereof, and to any event no more than 15 days from that date of this Agreement, the Company will (i) deliver a notice of "plant closing," compliant with the WARN Act and expressly approved in writing by the Parent, to each Employee and any other individual entitled to specific notice of the Company's or any Company Subsidiary's implementation of a "plant closing" under 20 C.F.R. 639.3. and (ii) deliver appropriate and effective notices of the closing of the Company's Canadian facility, compliant with any and all Canadian or Quebec provincial laws similar to the WARN Act and expressly approved in writing by Parent, to the Quebec Ministry of Labor, to each affected Employee, and to any other entity with respect to which such notice is required or recommended under applicable law.

     7.20. Canadian Investment Tax Credit. Prior to November 30, 2002, the Company shall file with the appropriate tax authorities Quebec Tax Forms RD-222 and RD-1029.7, which pertain to Canadian Investment tax credits.

     7.21. Additional Liabilities, Purchases, Asset Acquisitions and Dispositions. The Company agrees, during the period between the date of delivery of the Net Cash Statement and the Effective Time to use its best efforts to conduct the business of the Company and to preserve Company assets in such a manner as to ensure that the amount of Net Cash at the Effective Time is equal to or greater than Net Cash as provided for on the Net Cash Statement. Between the date of delivery of the Net Cash Statement and the Effective Time, neither the Company nor any Company Subsidiary will (a) incur or become subject to any Liabilities, (b) authorize, commit to or make any equipment purchases or capital expenditures or (c) acquire, sell, lease, license, encumber, transfer or dispose of any assets other than in the case of each of (a), (b) and (c), as explicitly included and accounted for in the Net Cash Statement.

     7.22. Transfer Act Compliance. The Company will, as soon as reasonably practicable, but in no event later than 30 days prior to the date of the meeting of the Parent's stockholders as contemplated in Section 7.3 hereto, comply with any notice, filing, investigation, remediation, consent, approval, authorization, and any other requirements of any environmental governmental authority or regulatory agency in connection with the execution and delivery of this Agreement or the consummation of the Transactions including those requirements imposed by the Industrial Site Recovery Act, P.L. 1993 c. 139 (N.J.S.A. 13:1K-6 et. Seq.), as amended, and its regulations, N.J.A.C. 7:26B-1 et seq.

     7.23. Preliminary Net Cash Statement. In connection with the preparation of the Company's Quarterly Report on Form 10-Q for the period ending November 30, 2002, the Company shall prepare a preliminary Net Cash Statement, consistent in form and substance with the Net Cash Statement as contemplated herein (the "Preliminary Net Cash Statement"). The Company shall prepare the Preliminary Net Cash Statement as soon as practicable after November 30, 2002 with the consultation of its outside advisors, as necessary. The Preliminary Net Cash Statement shall be delivered to Parent no later than December 31, 2002. The Company shall provide Parent and its outside accounting and legal advisors with any and all information (including working papers) utilized in the preparation and in support of the Preliminary Net Cash Statement, and following receipt of the Preliminary Net Cash Statement, the Company will cooperate fully with Parent in making any inquiries to Company's outside advisors. The Preliminary Net Cash Statement will be reviewed by Parent, and in connection therewith, Parent's auditors may be requested to perform certain agreed-upon procedures which shall be mutually agreed upon by Parent and the Company. The cost of the Parent's auditor in connection with such agreed-upon procedures shall be paid equally by Parent and the Company, provided that the Company shall not be responsible for any such costs it would be required to pay in excess of $25,000.

     7.24. Chief Restructuring Officer. The Company will engage, as soon as reasonably practicable and in any event within twenty-one (21) days after the date of this Agreement, a chief restructuring officer who (i) will report directly to the Company's board of directors, (ii) will be authorized up through the Closing Date to take any and all actions, as directed by the Company's Board of Directors, to implement cost saving measures and take other actions consistent with the objective of maximizing long term cash preservation, taking into account Parent's expectations of realizable cash following the integration of Parent and the Company, and (iii) shall be acceptable to Parent.

     7.25. Parachute Agreements. Parent acknowledges that for purposes of each of the agreements listed on Section 7.25 of the Company Disclosure Schedules (the "Parachute Agreements"), a "change-in-control" shall have occurred as of the Effective Time. Parent further acknowledges that any resignation pursuant to
Article II hereof by a party to any such Parachute Agreement shall be disregarded for purposes of determining such party's eligibility for change-in-control benefits under such party's Parachute Agreement. Parent acknowledges that from and after the date hereof, if any employee who is a party to the Parachute Agreements is either terminated or resigns from employment prior to the Effective Time, the Company intends to honor the severance obligations under the Parachute Agreements that would otherwise be paid to such employee upon termination within one year of a "Change in Control."

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

     8.1. Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

            (a) Stockholders' Approval. This Agreement and the Transactions, including the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by the DGCL and Nasdaq and the Company Certificate and the issuance of shares of Parent Common Stock in the Merger shall have been duly approved by the affirmative vote of the stockholders of Parent to the extent required by Nasdaq.

            (b) No Injunctions, Orders or Restraints; Illegality. No statute, order, decree, ruling or injunction (whether temporary, preliminary or permanent) (an "Injunction") shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which makes the Merger illegal or otherwise prohibits the consummation of the Merger on the terms contemplated by this Agreement; provided that the party seeking to rely upon this condition has fully complied with and performed its obligations pursuant to
Section 7.6 hereof. All waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the Transactions contemplated hereby shall have been obtained.

            (c) Form S-4. The Form S-4 shall have been declared effective by the Commission under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the Commission, and no proceeding for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the Commission.

            (d) Nasdaq Listing. Parent shall have obtained the approval for the listing of the shares of Parent Common Stock issuable in the Merger on Nasdaq, subject to official notice of issuance.

     8.2. Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger are further subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and MergerCo set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of a specified date, which shall be true and correct as of such date), except, with respect to the Effective Date, where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein), individually or in the aggregate, does not have, and could not reasonably be expected to have a Parent Material Adverse Effect.

            (b) Performance of Obligations of Parent. Parent shall have performed or complied in all material respects all obligations required to be performed by it under this Agreement.



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

            (c) Absence of Parent Changes. Except as otherwise contemplated by this Agreement, from the date of this Agreement through the Closing Date, there shall not have occurred any change (not including changes to the Parent Common Stock trading price) that individually or in the aggregate has or could reasonably be expected to have a Parent Material Adverse Effect.


            (d) Officers' Certificate. The Company shall have received a certificate of the Chief Executive Officer or President and the Chief Financial Officer of Parent, dated the Closing Date, to the effect that the statements set forth in paragraphs (a) and (b) of this Section 8.2 are true and correct.

            (e) Consents, Approvals, Etc. All consents, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third party is required to be made or obtained by Parent and affiliated entities in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, including, without limitation, those set forth in Section 6.14(b) of the Parent Disclosure Schedule.

     8.3. Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as a specified date, which shall be true and correct as of such date), except, with respect to the Effective Date, where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein), individually or in the aggregate, does not have, and could not reasonably be expected to have a Company Material Adverse Effect.

            (b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects all obligations required to be performed by it under this Agreement.

            (c) Absence of Company Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any change (not including changes to the Company Common Stock trading price) that individually or in the aggregate has or could reasonably be expected to have a Company Material Adverse Effect.

            (d) Officers' Certificate. Parent shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that the statements set forth in paragraphs (a), (b) and (c) of this
Section 8.3 are true and correct.

            (e) Consents, Approvals, Etc. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by the Company and affiliated entities in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, including without limitation those set forth in Section 5.21(b) of the Company Disclosure Schedule.

            (f) Affiliate Letters. Parent shall have received an executed copy of an Affiliate Letter from each Affiliate of the Company and each such Affiliate Letter will be in full force and effect as of the Effect in Time.

            (g) Treatment of Company Options, Company Stock Purchase Plan. The Company shall have taken any and all action necessary to cause the Company Options to be treated as provided for in Section 3.3.

            (h) No Additional Liabilities, Purchases, Asset Acquisitions or Dispositions. At the Effective Time, there shall be no Liabilities of the Company and the Company Subsidiaries shall have no Liabilities other than the Liabilities (including reserves for contingent Liabilities) included and accounted for in the Net Cash Statement to the extent of the amounts therein and there shall have been no breach of Section 7.22(b) or (c) of this Agreement.

            (i) Net Cash. At the Effective Time, the Company shall have Net Cash of at least $27,500,000.

            (j) ECO Termination Agreement. At the Effective Time (and assuming consummation of the Transactions), that certain Termination Agreement by and among Parent, Company, ECO, EFC and H Power Enterprises of Canada, Inc. dated November 8, 2002(the "ECO Termination Agreement"), shall be in full force and effect and no party shall be in default thereof.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER


     9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company stockholders' approval hereof:

            (a) by the mutual written consent duly authorized by the Board of Directors of Parent or MergerCo and the Company.

            (b) by either of the Company or Parent or MergerCo:

                (i) if the required approval of the stockholders of Parent or the Company that is a condition to the obligations of Parent, MergerCo or the Company under Section 8.1 of this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders of the



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

          Company or Parent or at any adjournment thereof, provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to the Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of this Agreement and the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to Parent or MergerCo where the failure to obtain Parent stockholder approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a breach by Parent of this Agreement; or

                (ii) if any Governmental Entity shall have enacted, entered, issued, promulgated or enforced a final and nonappealable Injunction (which Injunction the parties hereto shall have used their reasonable best efforts to lift), which prohibits the consummation of the Merger or the other Transactions on the terms contemplated by this Agreement (provided that the party seeking to rely upon this condition has fully complied with and performed its obligations pursuant to Section 7.6 hereof), or permanently enjoins the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Merger;

                (iii) if, the Merger shall not have occurred on or before March 31, 2003; provided, however, that none of Parent, MergerCo or the Company shall terminate this Agreement prior to March 31, 2003 if the Merger has not occurred by reason of the pendency of a non-final Injunction, and Parent, MergerCo and the Company shall use their reasonable best efforts to have any such Injunction stayed or reversed; provided further, that the right to terminate this Agreement under this Section 9.1(iii) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitute a breach of this Agreement.

            (c) by the Company, if Parent or MergerCo shall have breached any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within thirty (30) business days after the giving of written notice to Parent or MergerCo, except, in any case, for such breaches which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

            (d) by Parent or MergerCo if:

                (i) the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement (other than those set forth in Section 7.1 hereof), which breach cannot be or has not been cured within thirty (30) business days after the giving of written notice to the Company, except, in any case, for such breaches which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;



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

                (ii) the Company shall have (A) breached any representation, warranty, covenant or other agreement contained in Section 7.1 of this Agreement or (B) either of H. Frank Gibbard or Arthur Kaufman shall have breached any representation, warranty, covenant or agreement contained in Sections 1, 2, 3 or 4.4 of his Voting Agreement;

                (iii) if (A) the Company Board shall have withdrawn or modified in a manner adverse to Parent or MergerCo its approval or recommendation of this Agreement or the Transactions, approved or recommended any Acquisition Proposal, or approved, recommended, executed or entered into an agreement in principle or definitive agreement relating to an Acquisition Proposal (other than a confidentiality agreement described in the last sentence of Section 7.1(a) hereof), or proposed or resolved to do any of the foregoing, or
         (B) a tender or exchange offer relating to securities of the Company shall have been commenced by a third party and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

            (e) by the Company, upon written notice to Parent at any time during the period commencing five Business Days prior to the date of the meetings of shareholders of Parent and Company (as contemplated in Section 7.3) and ending on the second Business Day prior to such meetings, if the product of (i) the anticipated number of shares of Parent Common Stock to be issued in the Merger and (ii) the reasonably anticipated Average Parent Common Stock Price is less than $29,675,000; provided that such termination will not be effective if Parent provides written notice to the Company no later than the Business Day immediately preceding the Effective Time that it will increase the number of shares of Parent Common Stock to be received by the holders of Company Common Stock hereunder by adjusting the Exchange Ratio such that the product of (i) the anticipated number of shares of Parent Common Stock to be issued in the Merger (applying the adjusted Exchange Ratio) and (ii) the Average Parent Common Stock Price is equal to or greater than $29,675,000 in which case the Exchange Ratio will be so adjusted.

     9.2.   Effect of Termination.

            (a) In the event of the termination of this Agreement pursuant to
Section 9.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Sections
7.8 and 7.10, this Section 9.2 and Article X; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for fraud or willful breach of this Agreement.

            (b) The Company shall pay Parent the sum of $2,000,000 (the "Liquidated Amount") if this Agreement is terminated as follows:



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

                (i) if this Agreement is terminated by Parent or MergerCo pursuant to Section 9.1(d)(ii)(A) or (iii) or;

                (ii) if this Agreement is terminated by (x) the Company or Parent or MergerCo pursuant to Section 9.1(b)(i) as a result of the failure to obtain the required vote of the stockholders of the Company or by (y) Parent or MergerCo pursuant to Section 9.1(d)(i) and in the case of any termination pursuant to clause (x) or (y) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the Company Board of Directors (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to, in the case of clause (x), the taking of a vote of the shareholders of the Company contemplated by this Agreement at the special meeting of Company shareholders and in the case of clause (y), the date of termination; provided, however, if within 5 days from the date of this Agreement the Voting Agreement exactly in the form attached hereto as Exhibit C is executed by all Voting Agreement Stockholders thereto, then the Company shall only be obligated to pay the Liquidated Amount pursuant to this Section 9.2(b)(ii), if, within 12 months after such termination of the Company or a Company Subsidiary enters into an agreement, arrangement or understanding, including, without limitation, an agreement in principle or letter of intent with respect to, or consummates, an Acquisition Proposal.

            (c) (i)    Upon the termination of this Agreement by Parent or
MergerCo pursuant to Section 9.1(d)(i) or 9.1(d)(ii)(B) hereof, the Company shall pay to Parent an amount in cash equal to the aggregate amount of Parent's and MergerCo's out-of-pocket expenses incurred in connection with pursuing the transactions contemplated hereby (including, without limitation, legal, accounting, investment banking and printing fees) (collectively, the "Reimbursable Expenses") (as such Reimbursable Expenses may be estimated by Parent and MergerCo in good faith prior to the date of such payment, subject to an adjustment payment between the parties upon Parent's definitive determination of such Reimbursable Expenses). Notwithstanding the foregoing, if, the Company pays to Parent the Liquidated Amount, the Parent shall pay to the Company an amount in cash equal to the amount of Reimbursable Expenses, if any, paid by the Company to Parent.

                (ii) Upon the termination of this Agreement by Company pursuant to Section 9.1(c) hereof, Parent shall pay to Company any amount in cash equal to the aggregate amount of Company's Reimbursable Expenses (as such Reimbursable Expenses may be estimated by Company in good faith prior to the date of such payment, subject to an adjustment payment between the parties upon the Company's definitive determination of such Reimbursable Expenses).

            (d) Any payment required by this Section 9.2 shall be payable by the Company to Parent by wire transfer of immediately available funds to an account designated by Parent. Such payments shall be made no later than three (3) business days after the termination of this Agreement by Parent or MergerCo or the Company, as the case may be. Any adjustment



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

payment between the parties upon Parent's or Company's definitive determination of the Reimbursable Expenses pursuant to Section 9.2(c) hereof shall be made no later than three (3) business days after notice to the Company or Parent, as the case may be, of such determination.

     9.3. Amendment. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by the stockholders of the Company and the stockholders of Parent; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by the stockholders of the Company or the stockholders of Parent without obtaining such approval.

     9.4. Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Delay in exercising a right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by cable, telegram, telecopier or telex or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

            (a) if to Parent or MergerCo:

                Plug Power Inc.
                968 Albany-Shaker Rd.
                Latham, NY  12110
                Attention:  Roger Saillant, President
                Facsimile:  (518) 782-7884

                with a copy to:

                Goodwin Procter  LLP
                Exchange Place
                Boston, Massachusetts  02109
                Attention:  Stuart M. Cable, P.C.
                Facsimile:  (617) 523-1231



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

            (b) if to the Company:

                H Power Corp.
                60 Montgomery Street
                Belleville, NJ  07109
                Attention:  William L. Zang, Chief Financial Officer
                Facsimile:  (973) 450-8439

                with a copy to:

                Fulbright & Jaworski L.L.P.
                666 Fifth Avenue
                New York, NY  10103
                Attention: Merrill M. Kraines, Esq.
                Facsimile:  (212) 318-3400

     10.2 Interpretation. When a reference is made in this Agreement to subsidiaries of Parent, Merger Co or the Company, the word "Subsidiary" means any corporation more than fifty percent (50% ) of whose outstanding voting securities, or any partnership, joint venture or other entity more than fifty percent (50% ) of whose total equity interest, is directly or indirectly owned by Parent, MergerCo or the Company, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. For purposes of this Agreement, the term "knowledge" means with respect to (i) the Company, with respect to any matter in question, the actual knowledge of H. Frank Gibbard, Robert Smith, William Zang, Paul McNeill, Arthur Kaufman and Dudley Wass, after due inquiry, and (ii) Parent, with respect to any matter in question, Roger Saillant, W. Mark Schmitz, Gregory A. Silvestri, Mark A. Sperry, David Neumann and Ana-Maria Galeano, after due inquiry. For purposes of this Agreement, all references to cash or dollars shall mean U.S. Dollars

     10.3. Non-Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of either Parent, MergerCo or the Company or any of their respective officers, directors or stockholders in respect thereof and only the covenants and agreements that by their terms survive the Effective Time shall survive the Effective Time.



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

     10.4. Miscellaneous. This Agreement (a) constitutes, together with the Confidentiality Agreement, the Voting Agreements, the ECO Termination Agreement, the Company Disclosure Schedule, and the Parent Disclosure Schedule, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (c) may be executed in two or more counterparts which together shall constitute a single agreement. Section 7.9 hereof is intended to be for the benefit of those persons described therein and the covenants contained therein may be enforced by such persons. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Delaware Courts (as hereinafter defined), this being in addition to any other remedy to which they are entitled at law or in equity.

     10.6. Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that MergerCo may assign, in its sole discretion and without the consent of any other party, any and all of its rights, interests and obligations hereunder to Parent and/or one or more direct or indirect wholly owned Subsidiaries of Parent.

     10.6. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     10.7. Choice of Law/Consent to Jurisdiction. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company, Parent and MergerCo hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid



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

service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each party does hereby appoint CT Corporation, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as such agent.

     10.8. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9. Defined Terms. As used in this Agreement, the following defined terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Acquisition Proposal".......................................Section 7.1
"Affiliate".................................................Section 5.15
"Affiliate"..................................................Section 7.8
"Agreement".....................................................Recitals
"Average Parent Common Stock Price........................Section 3.1(c)
"Business"..................................................Section 5.13
"CERCLA"....................................................Section 5.14
"Certificate of Merger"......................................Section 1.2
"Closing Date"...............................................Section 1.3
"Closing"....................................................Section 1.3
"Code"..........................................................Recitals
"Company Board"..............................................Section 1.4
"Company Bylaws".............................................Section 5.1
"Company Certificate"........................................Section 5.1
"Company Common Stock"..........................................Recitals
"Company Copyrights"........................................Section 5.13
"Company Disclosure Schedule"..................................Section 5
"Company Intellectual Property Assets"......................Section 5.13
"Company Intellectual Property Assets"......................Section 5.13
"Company Marks".............................................Section 5.13
"Company Material Adverse Effect"............................Section 5.1
"Company Options"............................................Section 3.3
"Company Patents"...........................................Section 5.13
"Company Permits"............................................Section 5.1
"Company SEC Reports"........................................Section 5.7
"Company Stock Option Plans..................................Section 3.2
"Company Subsidiaries".......................................Section 3.1
"Company Subsidiary".........................................Section 3.1
"Company Trade Secrets".....................................Section 5.13



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

"Company".......................................................Recitals
"Confidentiality Agreement".................................Section 7.10
"Contingent Workers"........................................Section 5.16
"Copyrights"................................................Section 5.13
"Customers and Distributors"................................Section 5.24
"Daily Volume Weighted Average Price".....................Section 3.1(c)
"Delaware Courts"...........................................Section 10.7
"DGCL"......................................................Introduction
"ECO".......................................................Section 5.21
"ECO Termination Agreement"...............................Section 8.3(j)
"EFC".......................................................Section 5.21
"Effective Time".............................................Section 1.2
"Employees".................................................Section 5.16
"Employee Program"..........................................Section 5.15
"Employment Agreement"......................................Section 5.16
"Encumbrances"..............................................Section 5.12
"Environmental Laws"........................................Section 5.14
"ERISA".....................................................Section 5.15
"Exchange Act"...............................................Section 5.3
"Exchange Agent".............................................Section 4.1
"Exchange Fund"..............................................Section 4.1
"Exchange Ratio".............................................Section 3.1
"Final Determination of Net Cash"............................Section 3.1
"Form S-4"...................................................Section 7.4
"GAAP".......................................................Section 5.7
"Hazardous Materials".......................................Section 5.14
"Indemnified Parties"........................................Section 7.9
"Injunction".................................................Section 8.1
"Insurance Policies"........................................Section 5.28
"Intellectual Property Assets"..............................Section 5.13
"IRS".......................................................Section 5.11
"Lehman Brothers"...........................................Section 5.17
"Liabilities"...............................................Section 5.10
"Liquidated Amount"..........................................Section 9.2
"maintains".................................................Section 5.15
"Marks".....................................................Section 5.13
"Material Contracts"........................................Section 5.21
"Maximum Insurance Premium".................................Section 7.10
"Merger Consideration".......................................Section 3.1
"Merger"........................................................Recitals
"MergerCo Bylaws"............................................Section 1.1
"MergerCo Certificate".......................................Section 1.1
"MergerCo Common Stock"......................................Section 3.1
"MergerCo"......................................................Recitals



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

"Multiemployer Plan"........................................Section 5.15
"Net Cash"................................................Section 8.3(i)
"Net Cash Accountant".....................................Section 3.1(c)
"Net Cash Target Amount"..............................Section 3.1(c)(ii)
"Objection Notice"....................................Section 3.1(c)(ii)
"Parent"........................................................Recitals
"Parachute Agreements"......................................Section 7.25
"Parent"........................................................Recitals
"Parent Board"...............................................Section 6.2
"Parent Bylaws"..............................................Section 6.1
"Parent Business:...........................................Section 6.12
"Parent Certificate".........................................Section 6.1
"Parent Common Stock"...........................................Recitals
"Parent Copyrights".........................................Section 6.12
"Parent Intellectual Property Assets........................Section 6.12
"Parent Disclosure Schedule".................................Section 6.0
"Parent Material Adverse Effect".............................Section 6.1
"Parent Material Contracts".................................Section 6.14
"Parent Options".............................................Section 6.3
"Parent Patents.............................................Section 6.12
"Parent Permits".............................................Section 6.1
"Parent Preferred Stock".....................................Section 6.3
"Parent Products"...........................................Section 6.12
"Parent SEC Reports".........................................Section 6.5
"Parent Stock Option Plans"..................................Section 6.3
"Parent Subsidiaries"........................................Section 3.1
"Parent Subsidiary"..........................................Section 3.1
"Parent Third Party Rights..................................Section 6.12
"Parent Trade Secrets"......................................Section 6.12
"Patents"...................................................Section 5.13
"Peugoet"....................................................Section 3.1
"Plant Closing Laws"........................................Section 5.16
"Preliminary Net Cash Statement"............................Section 7.23
"Products"..................................................Section 5.13
"Proxy Statement"............................................Section 7.4
 "Random Trading Days".................................Section 3.1(c)(i)
"Regulation S-K"............................................Section 5.21
"Regulatory Filings".........................................Section 7.4
"Reimbursable Expenses"......................................Section 9.2
"Restructuring Plan"........................................Section 5.27
"Securities Act".............................................Section 5.3
"Securities Act".............................................Section 5.3
"Securities Laws"............................................Section 5.3
"Securities Laws"............................................Section 5.7

"Stay Bonus Agreements"..................................Section 7.2(ix)
"Subsidiary"................................................Section 10.2
"Superior Proposal"..........................................Section 7.1
"Suppliers".................................................Section 5.24
"Surviving Corporation"......................................Section 1.1
"tail policy"...............................................Section 7.10
"Tax Returns"...............................................Section 5.11
"Taxes".....................................................Section 5.11
"Third Party Rights"........................................Section 5.13
"Trade Secrets".............................................Section 5.13
"Transaction Value Price".............................Section 3.1(c)(ii)
"Transactions"..................................................Recitals
"Voting Agreement Stockholders".................................Recitals
"Voting Agreement"..............................................Recitals
"WARN Act"..................................................Section 5.16

                  [Remainder of page intentionally left blank]

       IN WITNESS WHEREOF, Parent, MergerCo and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                           PLUG POWER INC.




                           By: /s/ Roger B. Saillant
                               -------------------------------------------------
                              Name: Roger B. Saillant
                              Title: President & CEO


                           MONMOUTH ACQUISITION CORP.




                           By: /s/ Roger B. Saillant
                               -------------------------------------------------
                              Name: Roger B. Saillant
                              Title: President & CEO


                           H POWER CORP.




                           By: /s/ H. Frank Gibbard
                               -------------------------------------------------
                              Name: H. Frank Gibbard
                              Title: C.E.O.

                                                                       Exhibit A

                            FORM OF VOTING AGREEMENT

         This Voting Agreement (the "Agreement") is made and entered into as of October __, 2002, by and between __________________, a Delaware corporation ("Parent"), and the undersigned stockholder (the "Stockholder") of _________________, a Delaware corporation (the "Company").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Parent, the Company and Monmouth Acquisition Corp, a Delaware corporation and a direct or indirect subsidiary of Parent ("MergerCo"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of MergerCo with and into the Company. Pursuant to the Merger, shares of common stock of the Company will be converted into common stock of Parent and cash on the basis described in the Merger Agreement.

         B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding common stock, stated value $.001 per share, of the Company as is indicated on the final page of this Agreement (the "Shares").

         C. Parent desires, as a condition to entering into the Merger Agreement, the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereunder and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), to vote the Shares and any other such shares of capital stock of the Company in a manner so as to facilitate consummation of the Merger, as provided herein, and to certain restrictions on the transfer of Exchanged Shares (as defined in Section 1.1 below).

         NOW, THEREFORE, intending to be legally bound and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.    Agreement to Retain Shares.

               1.1   Transfer and Encumbrance.

               (a) Other than as provided herein, until the Expiration Date, Stockholder shall not hereafter (i) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of the Shares or New Shares (as defined in Section 1.2 below), (ii) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Shares or New Shares, or (iv) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement. As used herein, the term

"Expiration Date" shall mean the earlier to occur of (i) the Effective Time
(as defined in the Merger Agreement); and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article IX thereof.

               (b) Other than as provided herein, from the Effective Time until the date six months after the Effective Time (as defined in the Merger Agreement) (the "Lock-up Period"), Stockholder shall not, directly or indirectly, sell, tender, transfer, pledge, encumber, assign or otherwise dispose (each, a "Disposition") any Exchanged Shares (as defined below), or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Disposition of any Exchanged Shares. The foregoing restriction is expressly agreed to preclude the Shareholder from engaging in any hedging or other transaction during the Lock-up Period which is designed to or reasonably expected to lead to or result in a Disposition of such Exchanged Shares. For purposes of this Section 1.1(b), "Exchanged Shares" shall mean any shares of common stock of Parent exchanged for Shares and New Shares in the Merger. Notwithstanding the foregoing, each of the following Dispositions shall be permitted:

                   (i) one or more Dispositions by will or the laws of descent and distribution following the death of any Shareholder; provided, however, that it shall be a condition to any such Disposition that the transferee execute an agreement to be bound by the restrictions contained in this paragraph 1.1(b); and

                   (ii) one or more Dispositions to any person who shall have commenced a tender or exchange offer for shares of Parent Common Stock if, at the time of public announcement of the tender or exchange offer Shareholder and its affiliates collectively beneficially own less than 5% of the outstanding shares of Parent Common Stock.


               1.2 Additional Purchases. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter necessary for consummation of the Merger; (ii) against (x) approval of any Acquisition Proposal (including, without limitation, any Superior Proposal) (each as defined in the Merger Agreement) (y) any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled, and (z) any action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect consummation of the transactions contemplated by the Merger Agreement; and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing or, at the request of Parent, to permit Parent to vote such Shares and New Shares directly.

     3. Irrevocable Proxy. By execution of this Agreement, Stockholder does hereby appoint and constitute Parent, until the Expiration Date, with full power of substitution and resubstitution, as Stockholder's true and lawful attorney and irrevocable proxy, to the full extent of the undersigned's rights with respect to the Shares and any New Shares, to vote each of such Shares and New Shares solely with respect to the matters set forth in Section 2 hereof. Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Stockholder with respect to the Shares.

     4.        Representations, Warranties and Covenants of Stockholder.
Stockholder hereby represents, warrants and covenants to Parent as follows:

               4.1 Due Authority. Stockholder has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. The Stockholder has not granted any proxies relating to, transferred any interests in or otherwise granted any rights with respect to, the Shares.

               4.2      No Conflict; Consents.

               (a) The execution and delivery of this Agreement by Stockholder do not, and the performance by Stockholder of the obligations under this Agreement and the compliance by Stockholder with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to Stockholder or the Shares, (ii) conflict with or violate Stockholder's charter, bylaws, partnership agreement or other organizational documents, if applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares are bound.

               (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay the performance by Stockholder of his or her obligations under this Agreement in any material respect.

               4.3 Ownership of Shares. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof are, and at all times up until the Expiration Date will be, free and clear of any liens, claims, options, charges, proxies or voting restrictions or other encumbrances and (ii) does not beneficially own any shares of capital stock of the Company other than the Shares.

               4.4 No Solicitations. Hereafter until the Expiration Date, Stockholder shall not, nor, to the extent applicable to Stockholder, shall it permit any of its affiliates to, nor shall it authorize any partner, officer, director, advisor or representative of, Stockholder or any of its affiliates to,
(i) solicit, initiate or knowingly encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal (including, without limitation, any Superior Proposal), (ii) enter into any agreement with respect to an Acquisition Proposal (including, without limitation, any Superior Proposal), (iii) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (including, without limitation, any Superior Proposal) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (iv) initiate a stockholders' vote or action by consent of the Company's stockholders with respect to an Acquisition Proposal (including, without limitation, any Superior Proposal), or (v) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal (including, without limitation, any Superior Proposal).

     5. No Limitation on Discretion as Director. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder or its representatives or designees who are serving on the Board of Directors of the Company from exercising its or their duties and obligations as a Director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company.

     6. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent to carry out the intent of the Agreement.

     7. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     8. Termination. Except for the provisions of Section 1.1(b), this Agreement shall terminate and shall have no further force or effect as of the Expiration Date. The provisions of Section 1.1(b) will become effective upon the Effective Time and shall terminate and have no further force or effect as of the end of the Lock-up Period.

     9.        Miscellaneous.

               9.1 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

               9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without the prior written consent of the other.

               9.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               9.4 Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

               9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile (with confirmation of receipt), or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

                  If to Parent:
                                            ---------------------------

                                            ---------------------------

                                            ---------------------------

                                            ---------------------------

                  with a copy to:           Goodwin Procter LLP
                                            Exchange Place
                                            Boston, MA  02109
                                            Attention:  Stuart M. Cable, P.C.

                  If to the Stockholder:    To the address for notice set forth
                                            on the last page hereof
                  with a copy to:
                                            ---------------------------

                                            ---------------------------

                                            ---------------------------

                                            ---------------------------

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

               9.6 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

               9.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

               9.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

               9.10 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Board of Directors of the Company has approved, for purposes of
Section 203 of the Delaware General Corporation Law and any applicable provision of the Company's Articles of Incorporation, the possible acquisition of the Shares by Parent pursuant to this Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto.

                                                                       Exhibit A

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.


                                     PLUG POWER INC.:


                                     By:_______________________________________
                                        Name:
                                        Title:


                                     STOCKHOLDER:


                                     By:_______________________________________
                                        Name:
                                        Title:

                                     Stockholder's Address for Notice:

                                     -------------------------------------

                                     -------------------------------------

                                     -------------------------------------

                                     Shares beneficially owned:

                                     __________ shares of Common Stock of
                                     Company

                                                                       EXHIBIT B

                            Form of Affiliate Letter


                                                                          [Date]




[Affiliate]
[Address]




Ladies and Gentlemen:

Plug Power Inc. ("Parent") and H Power Corp. (the "Company") have entered into an Agreement and Plan of Merger, dated as of November 11, 2002 (the "Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) the Company will merge with and into a wholly-owned subsidiary of Parent (the "Merger") and (b) each share of Company common stock outstanding immediately prior to the Effective Time (as defined in the Agreement) (other than treasury stock) will be converted into the right to receive shares of Parent common stock, (as provided in Section 3.01 of the Agreement), plus cash in lieu of any fractional share interest. This Letter Agreement is being entered into pursuant to Section 7.7 of the Agreement.

In consideration of the foregoing, the undersigned hereby irrevocably:

         (a) agrees not to offer, sell, transfer, pledge or otherwise dispose of any shares of common stock of Parent received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering sales of such Parent common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act (as such rule may be hereafter amended) or (iii) in a transaction which, in the opinion of counsel reasonable satisfactory to Parent or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC") (a "No-Action Correspondence"), is not required to be registered under the Securities Act; and acknowledges and agrees that Parent is under no obligation to register the sale, transfer or other disposition of Parent common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available, except as otherwise expressly set forth herein;

         (b) agrees that Parent shall not be bound by any attempted sale or other transfer of any shares of Parent common stock, and Parent's transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale or other transfer, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate which will represent shares of Parent common stock to be

                                                                       EXHIBIT B

owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement stating in substance as follows:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The undersigned understands and hereby further acknowledges that the legend set forth above will be removed from any such certificate (by delivery of a substitute certificate without such legend) and Parent will instruct its transfer agent to remove such legend from any such certificate, if the undersigned delivers to Parent (i) satisfactory written evidence that the shares of Parent common stock represented by any such certificate have been sold in compliance with Rule 145(d) (as such rule may be hereafter amended) (in which case, the substitute certificate will be issued in the name of the transferee),
(ii) a No-Action Correspondence or (iii) an opinion of counsel, in form and substance reasonable satisfactory to Parent, to the effect that public sale of shares represented by such certificate by the holder thereof is no longer subject to the restrictions imposed by Rule 145;

         (c) acknowledges and agrees that the provisions of subparagraphs (a) and (b) hereof also apply to shares of Parent common stock owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity and
(iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest; and

         (d) represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

Execution of this Letter Agreement by the undersigned is not an admission by the undersigned that he or she is an "affiliate" for purposes of Rule 145 of the Securities Act.

This Letter Agreement shall terminate and shall be of no further force or effect concurrently with any termination of the Agreement in accordance with its terms.

This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                                                                       EXHIBIT B


The undersigned intends to be legally bound hereby.



                                   Sincerely,



                                     [Name]




Agreed and Accepted by:
Plug Power Inc.



By:________________________
     Name:
     Title:

1621114_3

                                                                       Exhibit C

                            FORM OF VOTING AGREEMENT

         This Voting Agreement (the "Agreement") is made and entered into as of November __, 2002, by and between Plug Power, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder (the "Stockholder") of H Power Corp., a Delaware corporation (the "Company").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Parent, the Company and Monmouth, a Delaware corporation and a direct or indirect subsidiary of Parent ("MergerCo"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of MergerCo with and into the Company. Pursuant to the Merger, shares of common stock of the Company will be converted into common stock of Parent and cash on the basis described in the Merger Agreement.

         B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding common stock, stated value $.001 per share, of the Company as is indicated on the final page of this Agreement (the "Shares").

         C. Parent desires, as a condition to entering into the Merger Agreement, the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereunder and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), to vote the Shares and any other such shares of capital stock of the Company in a manner so as to facilitate consummation of the Merger, as provided herein, and to certain restrictions on the transfer of Exchanged Shares (as defined in Section 1.1 below).

         NOW, THEREFORE, intending to be legally bound and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance. Other than as provided herein, until the Expiration Date, Stockholder shall not hereafter (i) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of the Shares or New Shares (as defined in Section 1.2 below), (ii) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Shares or New Shares, or (iv) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement); and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article IX thereof.

                 1.2 Additional Purchases. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter necessary for consummation of the Merger; (ii) against (x) approval of any Acquisition Proposal (including, without limitation, any Superior Proposal) (each as defined in the Merger Agreement) (y) any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled, and (z) any action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect consummation of the transactions contemplated by the Merger Agreement; and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing or, at the request of Parent, to permit Parent to vote such Shares and New Shares directly.

         3. Irrevocable Proxy. By execution of this Agreement, Stockholder does hereby appoint and constitute Parent, until the Expiration Date, with full power of substitution and resubstitution, as Stockholder's true and lawful attorney and irrevocable proxy, to the full extent of the undersigned's rights with respect to the Shares and any New Shares, to vote each of such Shares and New Shares solely with respect to the matters set forth in Section 2 hereof. Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Stockholder with respect to the Shares.

        4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

                 4.1 Due Authority. Stockholder has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. The Stockholder has not granted any proxies relating to, transferred any interests in or otherwise granted any rights with respect to, the Shares.

                 4.2      No Conflict; Consents.



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


                 (a) The execution and delivery of this Agreement by Stockholder do not, and the performance by Stockholder of the obligations under this Agreement and the compliance by Stockholder with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to Stockholder or the Shares, (ii) conflict with or violate Stockholder's charter, bylaws, partnership agreement or other organizational documents, if applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares are bound.

                 (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay the performance by Stockholder of his or her obligations under this Agreement in any material respect.

                 4.3 Ownership of Shares. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof are, and at all times up until the Expiration Date will be, free and clear of any liens, claims, options, charges, proxies or voting restrictions or other encumbrances and (ii) does not beneficially own any shares of capital stock of the Company other than the Shares.

                 4.4 No Solicitations. Hereafter until the Expiration Date, Stockholder shall not, nor, to the extent applicable to Stockholder, shall it permit any of its affiliates to, nor shall it authorize any partner, officer, director, advisor or representative of, Stockholder or any of its affiliates to,
(i) solicit, initiate or knowingly encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal (including, without limitation, any Superior Proposal), (ii) enter into any agreement with respect to an Acquisition Proposal (including, without limitation, any Superior Proposal), (iii) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (including, without limitation, any Superior Proposal) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (iv) initiate a stockholders' vote or action by consent of the Company's stockholders with respect to an Acquisition Proposal (including, without limitation, any Superior Proposal), or (v) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal (including, without limitation, any Superior Proposal).

        5. No Limitation on Discretion as Director. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder or its



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

representatives or designees who are serving on the Board of Directors of the Company from exercising its or their duties and obligations as a Director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company.

        6. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent to carry out the intent of the Agreement.

        7. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

        8. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        9.       Miscellaneous.

                 9.1 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                 9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without the prior written consent of the other.

                 9.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                 9.4 Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity.



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

Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

                 9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile (with confirmation of receipt), or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

                 If to Parent:             Plug Power, Inc.
                                           968 Albany - Shaker Rd.
                                           Latham, NY  12110
                                           Attention: President

                  with a copy to:          Goodwin Procter LLP
                                           Exchange Place
                                           Boston, MA  02109
                                           Attention:  Stuart M. Cable, P.C.

                  If to the Stockholder:   To the address for notice set forth
                                           on the last page hereof

                  with a copy to:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

                 9.6 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

                 9.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                 9.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.



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

                 9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

                 9.10 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Board of Directors of the Company has approved, for purposes of
Section 203 of the Delaware General Corporation Law and any applicable provision of the Company's Articles of Incorporation, the possible acquisition of the Shares by Parent pursuant to this Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto.



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

                                                                       Exhibit C

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.


                                     PARENT:


                                     By:_______________________________________
                                        Name:
                                        Title:


                                     STOCKHOLDER:


                                     By:_______________________________________
                                        Name:
                                        Title:

                                     Stockholder's Address for Notice:


                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------

                                     Shares beneficially owned:

                                     __________ shares of Common Stock of
                                     Company




LIBC/1629201.2